                  SAVINGS AND STOCK INVESTMENT PLAN
                        FOR SALARIED EMPLOYEES

                (As amended effective October 1, 1995
   with subsequent amendments effective through December 31, 1996)*


                          Table of Contents

Paragraph                                                                 Page
I.          Definitions                                          2
II.         Eligibility                                          6
III.        Membership                                           7
IV.         Contributions                                        7
V.          Limitations on Contributions                        10
VI.         Return of Contributions in Excess of Limitations    16
VII.        Member's Election As to Investment of Funds         17
VIII.       Transfer of Assets to Other Investment Elections    17
IX.         Vesting of Assets Attributable to Company
              Matching Contributions                            18
X.          Member's Account in Trust Fund                      20
XI.         Investment of Dividends, Interest, Etc.             20
XII.        Borrowings with Respect to Assets Attributable to
            Regular or Tax-Efficient Savings Contributions      21
XIII.       Withdrawal by Member of  Assets Prior to Termination
              of Employment                                     21
XIV.        Withdrawal by Member of Assets At or After Termination
              of Employment                                     23
XV.         Distribution by the Plan of Assets At or After Termi-
              nation of Employment, Distribution upon Attainment
              of Age 70 1/2, Distribution of Dividends on Company
              Stock in the Ford Stock Fund                      23
XVI.        Conditions Applicable to Withdrawals and Distributions        25
XVII.       Transfer of Assets to Savings Plan of a Subsidiary
              by Which Member is Employed                       29
XVIII.      Ford Stock Fund, Common Stock Fund, Bond Fund,
            Interest Income Fund, Income Fund, and Mutual Funds
                                                                29
XIX.        Member's Quarterly Statement                        39
XX.         Notices                                             39
XXI.        Trustee                                             39
XXII.       Purchases of Securities by the Trustee              39
XXIII.      Application of Forfeited Company Matching Contributions       41
XXIV.       Voting of Company Stock                             41
XXV.        Cash Adjustments on Account of Fractional Interests
              in Securities                                     41
XXVI.       Operation and Administration                        42
XXVII.      Termination, Suspension and Modification            45
XXVIII.     Conditions on Participation of Subsidiaries of the Company    46
XXIX.       Member's Rights not Transferable                    46
XXX.        Designation of Beneficiaries                        46
XXXI.       Effect of Termination                               47
XXXII.      Top-Heavy Rules                                     47
XXXIII.     Employee Stock Ownership Plan                       50

                          FORD MOTOR COMPANY
                  SAVINGS AND STOCK INVESTMENT PLAN
                        FOR SALARIED EMPLOYEES
                (As amended effective October 1, 1995
    with subsequent amendments effective through December 31, 1996)

           This Plan has been established by the Company to encourage and facilitate systematic savings and investment by eligible employees and to provide them with an opportunity to become stockholders of the Company.

           That portion of the Plan described in paragraph XXXIII is intended to be an "Employee Stock Ownership Plan," as that term is defined by the Code and, as such, is designed to invest primarily in Company stock.

 I.  Definitions.  As hereinafter used:

     1. "Affiliated Corporation" shall mean (a) the Company, and (b) any corporation not less than a majority of the voting stock of which is owned directly or indirectly by the Company and that has been approved by the Committee as an Affiliated Corporation for purposes of the Plan.

     2. "Bond Fund" shall mean that portion of the trust fund under the Plan consisting of investments made by the Trustee in accordance with subparagraph 3 of paragraph XVIII hereof.

     3. "Bond Fund Units" shall mean the measure of a member's interest in the Bond Fund as described in subparagraph 3 of paragraph XVIII hereof.

     4. "Cash value of assets" shall mean the value of the assets, expressed in dollars, in a member's account under any investment election under the Plan or the total thereof, as the case may be, at the close of business on the date such cash value is to be determined.


     5.  "Code" shall mean the Internal Revenue Code of 1986, as amended.

     6. "Committee" shall mean the Savings and Stock Investment Plan Committee created by the Company pursuant to the provisions of paragraph XXVI hereof.

     7. "Common Stock Fund" shall mean that portion of the trust fund under the Plan consisting of investments made by the Trustee in accordance with subparagraph 2 of paragraph XVIII hereof and related cash.

     8. "Common Stock Fund Units" shall mean the measure of a member's interest in the Common Stock Fund as described in subparagraph 2 of paragraph XVIII hereof.

      9. "Company" shall mean Ford Motor Company.

     10. "Company matching contributions" shall mean amounts contributed by the Company to the Plan, as provided in subparagraph 3 of paragraph IV hereof.

     11. "Company matching contributions account" shall mean an account of an employee under the Plan to which are credited Company matching contributions in respect of employee regular savings contributions or certain tax-efficient savings contributions and earnings thereon.

     12. "Company stock" shall mean Common Stock of the Company.

     13. "Current market value" shall mean, with reference to Company stock, the closing market price on the New York Stock Exchange on the day in question or, if no sales were made on that date, the closing market price on the next preceding day on which sales were made.

     14. "Earnings," with reference to employee regular savings contributions, Company matching contributions or tax-efficient savings contributions, as the case may be, shall mean earnings resulting from the investment and any reinvestment of such contributions and any increment thereof and shall include interest, dividends and other distributions on such investments.


    15. "Employee" shall mean each person who is employed at a salary by a Participating Company or by an Affiliated Corporation and is enrolled on the active employment rolls of such Participating Company, or of such Affiliated Corporation, maintained in the United States, including without limitation any such person who also is an officer or director of a Participating Company or of an Affiliated Corporation.

    16. "Employee regular savings contributions" shall mean amounts contributed by an employee to the Plan from the employee's salary, as provided in subparagraph 1 of paragraph IV hereof.

    17. "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

    18. "Ford Stock Fund" shall mean that portion of the trust fund under the Plan consisting of investments made by the Trustee in accordance with subparagraph 1 of paragraph XVIII hereof.

    19. "Ford Stock Fund Units" shall mean the measure of a member's interest in the Ford Stock Fund as described in subparagraph 1 of paragraph XVIII hereof.

    20. "Income Fund" shall mean that portion of the trust fund under the Plan consisting of investments made by the Trustee in accordance with subparagraph 5 of paragraph XVIII hereof.

    21. "Income Fund Contract" shall mean an arrangement under which (a) an Income Fund Manager receives amounts of cash from the Trustee and invests such amounts primarily in such fixed income securities as may be selected by such Income Fund Manager in its discretion with the objective of conservation of principal and the realization of a reasonable rate of return consistent therewith, and (b) such Income Fund Manager pays to the Trustee such amounts of principal and accumulated earnings and gains as are to be distributed to or transferred or withdrawn by members pursuant to the Plan and such other amounts as to which the Trustee may be entitled under the arrangement.

    22. "Income Fund Manager" shall mean an insurance company or other organization which has entered into an Income Fund Contract with the Company pursuant to subparagraph 5 of paragraph XVIII hereof.

    23. "Interest Income Fund" shall mean that portion of the trust fund under the Plan consisting of investments made by the Trustee in accordance with subparagraph 4 of paragraph XVIII hereof and related cash.

    24. "Interest Income Fund Advisor" shall mean one or more persons or companies, corporations, or other organizations appointed by the Company to provide investment advice to the Trustee concerning the Interest Income Fund. The Trustee may be designated a Interest Income Fund Advisor by the Company.

    25. "Member" shall mean and include (a) an employee who shall have elected to participate in the Plan and, in the case of an employee of a Participating Company, shall have filed a payroll deduction authorization or a Salary Reduction agreement then outstanding under the Plan, or, in the case of an employee of an Affiliated Corporation, shall have filed an undertaking then outstanding under the Plan to make regular savings contributions or to have tax-efficient savings contributions made to the Plan by such method as the Committee may have designated, and (b) a person who has assets in an account under the Plan.

    26. "Participating Company" shall mean and include the Company and each subsidiary of the Company that shall have elected to participate in the Plan with the consent of the Company. "Subsidiary of the Company" shall mean a domestic corporation not less than a majority of the voting stock of which is owned directly or indirectly by the Company.

    27.

    28.  "Plan year" shall mean a calendar year.

    29. "Regular savings account" shall mean an account of an employee under the Plan to which are credited employee regular savings contributions made by such employee and earnings thereon.

    30. "Retirement Plan" means the General Retirement Plan of the Company at the time in effect or any other pension or retirement plan or program of a Participating Company or of an Affiliated Corporation.

    31. "Retirement pursuant to the provisions of any Retirement Plan" means retirement at or after normal retirement age, or early or disability retirement prior to normal retirement, or termination of employment after becoming eligible for retirement under the provisions of any Retirement Plan.

    32. "Salary" shall mean the regular base salary to which an employee of a Participating Company is entitled prior to giving effect to any Salary Reduction agreement except that "salary" shall not include any amount subject to a Salary Reduction agreement to the extent such amount cannot be contributed to the employee's account as a tax-efficient savings contribution because of the applicable limitations set forth in paragraph V hereof. In the case of an employee of an Affiliated Corporation who is eligible to make regular savings contributions to the Plan, as provided in paragraph II, "salary" shall mean the employee's last such salary at the Participating Company from which he or she is on leave of absence. "Salary" shall not include any supplemental compensation, pension, retirement or salaried income security plan payment, retainer, commission, fee, overtime or shift premium, cost-of-living allowance, or any other special remuneration.

    33. "Salary Reduction agreement" shall mean an agreement between an employee and the Participating Company to have the employee's salary reduced by an amount specified by the employee and to have an amount equal to the salary reduction contributed by the Participating Company to the Plan on behalf of the employee, pursuant to section 401(k) of the Code and subparagraph 2 of paragraph IV hereof, provided, however, that such amount shall be reduced as may be determined as provided in paragraph V hereof.

    34. "Tax-efficient savings account" shall mean an account of an employee under the Plan to which are credited tax-efficient savings contributions on behalf of such employee and earnings thereon.

    35. "Tax-efficient savings contributions" shall mean amounts contributed by the Company to the Plan on behalf of an employee, pursuant to a Salary Reduction agreement, as provided in subparagraph 2 of paragraph IV hereof or pursuant to an election with respect to amounts from the Profit Sharing Plan for Salaried Employees of the Company or FCA Dollars or Bonus Flexdollars under the Flexible Benefits Plan of the Company.

    36. "Trustee" shall mean the trustee or trustees appointed by the Company pursuant to the provisions of paragraph XXI hereof.

 II. Eligibility. Except as hereinafter provided, each employee of a Participating Company shall be eligible for membership in, and to make employee regular savings contributions and to have tax-efficient savings contributions made to, the Plan twelve (12) months after such employee's original date of hire.

 The Company may in its discretion determine, in the event of the acquisition by a Participating Company or Affiliated Corporation (by purchase, merger or otherwise) of all or part of the assets of another corporation, that the service of a person as an employee of such other corporation shall be included in ascertaining whether he or she has had such service as required above for eligibility, provided that he or she shall have become an employee of a Participating Company or an Affiliated Corporation in connection with such acquisition.

     An employee of a Participating Company who shall have been granted a leave of absence to become an employee of an Affiliated Corporation and who becomes an employee of such Affiliated Corporation shall be eligible for membership in, and to make regular savings contributions or to have tax-efficient savings contributions made to, the Plan while he or she is on such leave of absence and is so employed, provided that (a) he or she shall have such service as required above for eligibility, including service with the Affiliated Corporation, (b) he or she shall not be a participant in any profit sharing plan, or stock bonus plan, and trust of the Affiliated Corporation qualifying for exemption from taxation under Sections 401(a) and 501(a) of the Code, or any other applicable section of the Federal tax laws, as at the time in effect, and (c) the employee's eligibility, under the provisions of this sentence, to make regular savings contributions or to have tax-efficient savings contributions made while an employee of the Affiliated Corporation shall terminate at the end of the two-year period commencing with the date the employee's leave of absence commences, or at the termination of the employee's leave of absence, or upon the date the Affiliated Corporation becomes a Participating Company, whichever first shall occur.

     An employee shall not be eligible to make regular savings contributions or to have tax-efficient savings contributions made if such employee:

     1. shall be within a collective bargaining unit for which a labor organization is recognized as collective bargaining agent by any Participating Company, except that, upon approval of the Company, the foregoing provisions of this clause shall not affect the eligibility of such employee to make regular savings contributions or to have tax-efficient savings contributions made to the Plan if such Participating Company shall have requested and received from such labor organization a waiver, in terms acceptable to such Participating Company, of all rights of and claims of right by such labor organization to bargain collectively with respect to the Plan or any substantially similar plan or program or to compel such Participating Company to do so, but only so long as such waiver shall remain in effect, or

     2. shall be a leased employee. The term "leased employee" means any person who is not an employee who provides services to the Company if:
             (a) such services are provided pursuant to an agreement
                  between the Company and any leasing organization;
             (b) such person has performed services for the Company on a substantially full-time basis for at least one year; and
             (c) such services are of a type historically performed, in the business field of the Company, by employees.

 III. Membership. An eligible employee may elect membership in the Plan as of the first payday following such employee's eligibility date with respect to regular savings contributions and tax-efficient savings contributions by delivering a notice of election to participate in such form and in such manner and at such time as the Committee shall specify.

     A newly-hired employee of a Participating Company may elect membership in the Plan prior to the date on which such employee would otherwise become eligible for membership in the Plan for the limited purpose of making a rollover contribution to the Plan as hereinafter provided.

 IV.  Contributions.

     1. Regular Savings Contributions. Subject to the limitations in paragraph V, each eligible employee may make regular savings contributions to the Plan from the employee's salary for each pay period by payroll deductions in such amount as the employee may authorize not to exceed 10% of such salary and to be in a full percentage amount of salary, the amount to be rounded down to the nearest full dollar.

     The payroll deduction for regular savings contributions authorized by an employee may be increased, decreased or stopped by him or her only as of the first day of any month by delivering in such form and in such manner and at such time as the Committee shall specify a notice of such change. If an employee shall become ineligible to make regular savings contributions to the Plan, the employee's payroll deduction authorization shall terminate forthwith. If the payroll deduction authorization of an employee shall terminate for any reason, the employee thereafter may, subject to the eligibility provisions of the Plan, resume contributing to the Plan, by delivering in such form and in such manner and at such time as the Committee shall specify a payroll deduction authorization hereunder. An employee shall not be entitled to make regular savings contributions to the Plan, and no deduction shall be made pursuant to the employee's payroll deduction authorization, in or for any period in which the employee is not receiving a salary.

     The Committee may require employees of an Affiliated Corporation who elect to make regular savings contributions to the Plan to contribute by payroll deductions or by such other method as the Committee may designate. If the Committee shall designate a method other than payroll deductions, the Committee shall adopt rules applying, as nearly as practicable, to such method of making regular savings contributions the provisions of this paragraph IV relating to payroll deductions.

     Also, each eligible employee may elect to make regular savings adjustment contributions to the Plan from his or her salary for each pay period by payroll deductions in an amount equal to the percentage of tax-efficient savings contributions elected pursuant to the provisions of subparagraph 2 of paragraph IV hereof, up to 10% of salary, in the event that the employee's tax-efficient savings contributions for any year exceed $7,000 multiplied by the cost-of-living adjustment factor prescribed by the Secretary of the Treasury under Section 415(d) of the Code for years after 1987.

     2. Tax-Efficient Savings Contributions. Subject to the limitations in paragraph V, each eligible employee, by filing a Salary Reduction agreement in such form and in such manner and at such time as the Committee may prescribe, may elect to have contributed to the Plan on his or her behalf for each pay period a tax-efficient savings contribution in such amount as he or she may authorize not in excess of 15% of his or her salary for such pay period. The Salary Reduction agreement shall specify that such contributions are to be made in a full percentage amount of salary, the amount to be rounded down to the nearest full dollar.

     Subject to the foregoing provisions of this subparagraph 2 of paragraph IV, the rate of tax-efficient savings contribution authorized by the employee may be decreased, increased or stopped by the employee by delivering in such form and in such manner and at such time as the Committee shall specify a notice of such change. If an employee shall become ineligible to make regular savings contributions to the Plan, his or her Salary Reduction agreement shall terminate forthwith. If the Salary Reduction agreement of an employee shall terminate for any reason, the employee thereafter may, subject to the eligibility provisions of the Plan, resume the making of tax-efficient savings contributions to the Plan by delivering in such form and in such manner and at such time as the Committee shall specify a Salary Reduction agreement hereunder.

     In addition, and subject to such regulations as the Committee from time to time may prescribe, each eligible employee may elect to have contributed to the Plan on his or her behalf, as tax-efficient savings contributions, amounts from the Company's Profit Sharing Plan for Salaried Employees and the Company's Flexible Benefits Plan that would otherwise be distributed to or allocated on behalf of the employee, provided, however, that for purposes of this provision an employee shall not be eligible unless such employee is enrolled on the active employment rolls of a Participating Company or an Affiliated Corporation, or is on short-term disability leave from a Participating Company or an Affiliated Corporation, at the date of making such election.

     3. Company Matching Contributions. Except as may be hereinafter provided and subject to the limitations in paragraph V, the Company shall contribute to the Plan for each pay period, out of current or accumulated earnings and profits, but not otherwise, an amount equal to 60% of the aggregate amount of employee regular savings contributions and tax-efficient savings contributions (but excluding Profit-Sharing Plan contributions and Flexible Benefits Plan contributions) for such pay period and an amount equal to the value of forfeited assets attributable to Company matching contributions and earnings thereon that are to be restored to the regular savings accounts of members for such pay period pursuant to the provisions of paragraph XVI hereof, provided, however, that for purposes of this subparagraph IV.3., any portion of the aggregate of an employee's regular savings contributions and tax-efficient savings contributions that exceeds 10% of such employee's salary shall not be taken into account (or, if a Participating Company so elects, any portion that exceeds 5%, or such other percentage as such Participating Company elects, of that salary of an employee of such Participating Company shall not be taken into account).

     If the Commissioner of Internal Revenue determines that the trust fund does not constitute an exempt trust, or refuses, in writing, to issue a determination as to whether the trust fund is an exempt trust, the Company's matching contributions made to the Plan on or after the date on which such determination or refusal is applicable shall be returned to the Company without interest within one year of such determination or refusal. If all or part of the Company's deductions under Section 404 of the Code for matching contributions to the Plan are disallowed by the Internal Revenue Service, the portion of the contributions to which such disallowance applies shall be returned to the Company without interest within one year of such disallowance. The Company may recover, without interest, the amount of its matching contributions to the Plan made on account of a mistake in fact, provided that such recovery is made within one year after the date of such contribution. Any recovery by the Company of its matching contributions to the Plan shall not exceed the value at the time of recovery of assets acquired with the Company's matching contributions and with earnings thereon.

     4. Rollover Contributions. A newly-hired employee of a Participating Company may make a rollover contribution, as permitted under Section 402(a)(5) of the Code, to the Plan in cash in an amount not exceeding the total amount of taxable proceeds distributed or distributable to such employee by a similar qualified plan maintained by his or her immediately preceding former employer. The rollover contribution may be made directly by such plan or by the employee within 60 days following the receipt by the employee of such distribution from such former employer's plan, subject to such regulations as the Committee shall from time to time adopt. Rollover contributions shall be invested in accordance with the member's election among investment elections available under the Plan.

     5. Transfer of Assets from Savings Plan of a Subsidiary by Which Member Was Formerly Employed. Subject to such regulations as the Committee shall from time to time establish and subject to transfer by the transferor plan, a member may elect to have the Plan accept transfer to the Plan of any fully vested amounts, either in the form of cash or Ford stock, in such member's accounts under a savings plan of a subsidiary where such member was formerly employed provided that such acceptance would not require the Plan to provide benefits in an amount or form not otherwise provided under the Plan in order to preserve an accrued benefit under the transferor plan. Any such transferred amounts shall be invested in accordance with the member's election among investment elections available under the Plan. Such an election may be made within a period of one year following transfer of employment.

     6. Contributions Following Qualified Military Service. A member of the Plan who is reinstated following qualified military service, as defined in the Uniformed Services Employment and Reemployment Rights Act, may elect to have contributions made to the Plan from such member's salary paid following such qualified military service that shall be attributable to the period contributions were not otherwise permitted due to military service. Such additional contributions shall be based on the amount of salary and profit sharing that the member would have received but for military service and shall be subject to the provisions of the Plan in effect during the applicable period of military service. Such contributions shall be made during the period beginning upon reemployment following military service and ending at the lesser of (i) five years or (ii) the member's period of military service multiplied by three. Such additional contributions shall not be taken into account in the year in which they are made for purposes of any limitation or requirement identified in Section 414(u)(1) of the Internal Revenue Code provided, however, that such contributions, when added to contributions previously made, shall not exceed the applicable limits in effect during the period of military service if the member had continued to be employed by the Company during such period. Further, payments on any loan or loans outstanding during the period of military service shall be extended for a period of time equal to the period of qualified military service.

 V.  Limitations on Contributions.

     1. Limitation on Compensation Taken Into Account. The total amount of compensation taken into account under the Plan for any employee for any year shall not exceed $150,000 multiplied by the cost-of-living adjustment factor prescribed by the Secretary of the Treasury under Section 415(d) of the Code for such year. For purposes of applying this compensation limit, the family unit of an employee who is either a 5% owner or one of the ten most highly compensated employees will be treated as a single employee with one compensation and the annual compensation limit will be allocated to the 5% owner or the employee who is one of the ten most highly compensated employees. For this purpose, a family unit is the employee who is a 5% owner or one of the 10 most highly compensated employees, the employee's spouse, and the employee's lineal descendants who have not attained age 19 before the close of the calendar year.

     2. Annual Limit on Tax-Efficient Savings Contributions. The total amount of tax-efficient savings contributions allowable for any employee for any year shall not exceed $7,000 multiplied by the cost-of-living adjustment factor prescribed by the Secretary of the Treasury under Section 415(d) of the Code for such year.

     3. Limitations on Contributions Applicable to Highly Compensated Employees. The regular savings contribution percentage and the tax-efficient savings contribution percentage for any eligible employee who is a highly-compensated employee for the year shall be limited to the extent required under the following tables:

         Regular Savings Contribution Percentage Limitation

 If the average regular savings
 contribution percentage of       The allowable average regular savings
 eligible employees who are not   contribution percentage for eligible
 highly compensated employees for employees who are highly compensated
 the year is:                     employees shall not exceed:

 (a) 2% or less                  (a) 2.0 multiplied by the average
                                      regular savings contribution
                                      percentage for eligible employees
                                      who are not highly compensated
                                      employees

 (b) over 2% but not more than 8% (b)2.0 percentage points added to the average regular savings contri-
                                     bution percentage for eligible
                                     employees who are not highly
                                     compensated employees

 (c) more than 8%                (c) 1.25 multiplied by the average
                                      regular savings contribution
                                      percentage for eligible employees
                                      who are not highly compensated
                                      employees

                                 or, in any case, such lesser amount as
                                  the Secretary of the Treasury shall
                                 prescribe to prevent the multiple use of
                                  parts (a) and (b) of this limitation
                                  with respect to any highly compensated
                                  employee.

     Tax-Efficient Savings Contributions Percentage Limitation

 If the average tax-efficient savings   The allowable average tax-efficient
 contribution percentage of             savings contribution percentage for
 eligible employees who are not         eligible employees who are highly
 highly compensated employees for       compensated employees shall not
 the year is:                           exceed:

 (a) 2% or less                  (a) 2.0 multiplied by the average
                                      tax-efficient savings contribution
                                      percentage for eligible employees
                                      who are not highly compensated
                                      employees

 (b) over 2% but not more than 8% (b) 2.0 percentage points added to the average tax-efficient savings con-
                                      tribution percentage for eligible
                                      employees who are not highly com-
                                      pensated employees

 (c) more than 8%                (c) 1.25 multiplied by the average
                                      contribution percentage for eli-
                                      gible employees who are not highly
                                      compensated employees
                                      or, in any case, such lesser amount as
                                      the Secretary of the Treasury shall
                                      prescribe under Treas. Reg. sections
                                      1.401(m)-2(b) to prevent the multiple
                                      use of parts (a) and (b) of this
                                      limitation with respect to any highly
                                      compensated employee.

 The Committee shall, to the extent necessary to conform to the foregoing limitations, reduce the amounts of allowable regular savings and Company matching contributions, and tax-efficient savings contributions, respectively, for the year with respect to any or all eligible highly compensated employees. Any such reductions by the Committee shall be made in such manner as the Committee from time to time may prescribe. For purposes of this section, the Plan shall satisfy the requirements of Code sections 401(k)(3) and 401(m) and Treas. Reg. sections 1.401(k)-1(b) and 1.401.(m)-1.

     "Average regular savings contribution percentage" means the average of the regular savings contribution percentages of the eligible employees in a group.

     "Average tax-efficient savings contribution percentage" means the average of the tax-efficient savings contribution percentages of the eligible employees in a group.

     "Regular savings contribution percentage" means the ratio (expressed as a percentage) of the sum of employee regular savings and Company matching contributions under the Plan on behalf of the eligible employee for the year to the eligible employee's compensation for the year. "Compensation" for this purpose means compensation paid by the Company to the employee during the year which is required to be reported as wages on the employee's Form W-2, plus tax-efficient savings contributions. The determination of the contribution percentage and the treatment of employee regular savings and Company matching contributions shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury pursuant to the Code.

     "Tax-efficient savings contribution percentage" means the ratio (expressed as percentage) of tax-efficient savings contributions under the Plan on behalf of the eligible employee for the year to the eligible employee's compensation for the year. "Compensation" for this purpose means compensation paid by the Company to the employee during the year which is required to be reported as wages on the employee's Form W-2, plus tax-efficient savings contributions. The determination of the tax-efficient savings contribution percentage and the treatment of tax-efficient savings contributions shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury pursuant to the Code.

     The regular savings contribution percentage and the tax-efficient savings contribution percentage for any eligible employee who is a highly compensated employee for the year and who is eligible to make regular savings contributions, to receive Company matching contributions or to have tax-efficient savings contributions allocated to his or her account under two or more plans described in section 401(a) of the Code or arrangements described in section 401(k) of the Code that are maintained by the Company or an affiliated corporation shall be determined as if all such contributions were made under a single plan.

     "Highly compensated employee" is an employee who performs service during the determination year and is described in one or more of the following groups:

     (A) an employee who is a 5% owner, as defined in Code section 416(i)(1)(A)(iii), at any time during the determination year or the look-back year;

     (B) an employee who receives compensation in excess of $75,000 (indexed in accordance with Code section 415(d) during the look-back year;

     (C) an employee who receives compensation in excess of $50,000 (indexed in accordance with Code section 415(d) during the look-back year and is a member of the top-paid group for the look-back year;

     (D) an employee who is an officer, within the meaning of Code section 416(i) during the look-back year and who receives compensation in the look-back year greater than 50% of the dollar limitation in effect under Code section 415(b)(1)(A) for the calendar year in which the look-back year begins; or

     (E) an employee who is both described in subparagraph 2, 3, or 4 above when these paragraphs are modified to substitute the determination year for the look-back year and one of the 100 employees who receive the most compensation from the Company during the determination year.

 Compensation for this purpose means compensation as defined in subparagraph 4.D of this paragraph V, plus tax-efficient savings contributions.

     Any employee not described in (B), (C) or (D) in the prior year shall not be treated as a highly compensated employee in the current year unless the employee is a member of the group consisting of the 100 employees paid the greatest compensation during the current year.

     For purposes of determining which employees are highly compensated, the following shall apply:

     (1) The determination year is the 12 month period immediately preceding the determination year, or if the employer elects, the calendar year ending with or within the determination year.

     (2) The top-paid group consists of the top 20% of compensation received during the year. For purposes of determining the number of employees in the top-paid group, employees described in Code section 414(q)(8) and Q&A 9(b) of Treas. Reg. section 1.414(q)-1T are excluded.

     (3) The number of officers is limited to 50 excluding those employees who may be excluded in determining the top-paid group.

     (4) When no officer has compensation in excess of 50% of the Code section 415(b)(1)(A) limit, the highest paid officer is treated as highly compensated.

     (5) Compensation means compensation within the meaning of Code section 415(c)(3), including elective or salary reduction contributions to a cafeteria plan or tax-efficient savings contributions.

     (6) Employers aggregated under Code sections 414(b), (c), (m) or (o) are treated as a single employer.

     (7) The family aggregation rules of Code section 414(q)(6) apply to determine who is highly compensated. For this purpose, family member is the spouse and lineal ascendants or descendants (and spouses of such ascendants and descendants) of any employee or former employee who is a highly compensated employee and either a 5% owner or one of the ten most highly compensated employees.

     To the extent not described here, the rules contained in section 414(q) of the Code shall apply in determining the number and identity of highly compensated employees. In the case of a highly compensated employee who is either a 5% owner or one of the ten most highly compensated employees and is thereby subject to the family aggregation rules of Code section 414(q)(6), the regular savings contribution percentage and the tax-efficient savings contribution percentage for the family group (which is treated as one highly compensated employee) is the regular savings contribution percentage and the tax-efficient savings contribution percentage determined by combining the contributions and compensation of all eligible family members. Except to the extent taken into account in the preceding sentence, the contributions and compensation of all family members are disregarded in determining the regular savings contribution percentage and the tax-efficient saving contribution percentage for the groups of highly compensated employees and non-highly compensated employees. Notwithstanding any other provision of the Plan, for purposes of determining the number or identity of highly compensated employees, employees shall include leased employees as defined in section 414(n)(2) of the Code.

     4. Limitations on Contributions under Section 415 of the Internal Revenue Code.

     A. Limitation. Notwithstanding any other provision hereof, the sum of the Annual Additions (as defined in subparagraph B of this subparagraph 4) in respect of any employee for any Limitation Year (as defined in subparagraph C of this subparagraph 4) shall not exceed the lesser of

         (a) 25% of the employee's Compensation (as defined in subparagraph D of this subparagraph 4), or

         (b) $30,000 (or, if greater, one-quarter of the dollar limitation in effect under Code Section 415(b)(1)(A) as adjusted for inflation by the Secretary of the Treasury pursuant to 415(d) of the
              Code).

     B. Annual Additions. The Annual Addition in respect of any employee for any Limitation Year (as defined in subparagraph C of this subparagraph 4) shall mean the sum for such year of

         (a) Company matching contributions and tax-efficient savings contributions in respect of the employee under this Plan, plus

         (b) the sum of:

             (i)   the employee's contributions under the Company's General
                    Retirement Plan (or any similar plan of a subsidiary or affiliate of the Company),

             (ii)  the employee's regular savings contributions that are matched by Company matching contributions pursuant to paragraph IV.3 hereof, and

             (iii) the employee's regular savings contributions to this Plan that are not matched by Company matching contributions.

     C. Limitation Year. For purposes of this paragraph, Limitation Year shall mean the calendar year.

     D. Compensation. As used in subparagraph A(a) of this subparagraph 4, Compensation shall mean the compensation (as defined by Section 415(c)(3) of the Code and Section 1.415-2(d) of the Income Tax Regulations) paid or made available to an employee during the Limitation Year in question.

     E. Order of Application of Limitations. If the Annual Addition taken into account under subparagraph B of this subparagraph shall exceed, or shall be reasonably projected to exceed, the limitation of such Annual Addition required by subparagraph A of this subparagraph, any necessary or appropriate reduction in employee regular savings contributions, Company matching contributions or tax-efficient savings contributions shall be applied, first by reducing amounts contributed as tax-efficient savings contributions pursuant to sub-paragraph 2 of paragraph IV hereof from the Company's Profit Sharing Plan for Salaried Employees and, if necessary, from the Company's Flexible Benefits Plan, second by reducing the employee regular savings contributions taken into account under subparagraph B(b)(iii) of this subparagraph, third by reducing the employee regular savings contributions taken into account under subparagraph B(b)(ii) of this subparagraph, and related Company matching contributions (in the same ratio as provided for Company matching contributions under subparagraph 3 of paragraph IV hereof), fourth by reducing tax-efficient savings contributions that are not matched by Company matching contributions, and fifth by reducing tax-efficient savings contributions that are matched by Company matching contributions pursuant to subparagraph 3 of paragraph IV hereof and related Company matching contributions (in the same ratio as provided for Company matching contributions under subparagraph 3 of paragraph IV hereof).

         Notwithstanding any other provision of the Plan, in conforming to the limitations of this subparagraph 4 the aforementioned reductions in employee regular savings contributions, Company matching contributions and tax-efficient savings contributions may be made in less than a full percentage amount and may be rounded down to the nearest full dollar. Any reduction pursuant to this paragraph may be effected (i) before the Annual Addition reaches the limitation required by subparagraph A of this subparagraph 4 in order to carry out the ordering rule of this subparagraph, or (ii) with respect to employee regular savings contributions, retroactively as provided in
          Section 1.415-6(b)(6)(iv) of the Income Tax Regulations by returning to the employee such employee regular savings contributions as are necessary to reduce the employee's Annual Addition to such limitation, along with any earnings or gains attributable to such returned contributions. This retroactive reduction shall be made by a distribution by the Trustee to the employee of the cash value of assets in the employee's regular savings account that are attributable to the contributions to be returned, which contributions shall be those for the most recent month and such immediately preceding months as may be necessary to complete the return of contributions, provided that if less than all of such contributions for a month will complete such return, the cash value of assets to be distributed shall be taken from the employee's account in proportion to the way in which such contributions had been invested when made.

     F. Participants in Plans of Subsidiaries or Affiliated Corporations. If a member of this Plan, at any time during the calendar year, was a participant under any defined contribution plan (as that term is used in Section 415(c) of the Code) of a subsidiary of the Company or an affiliated corporation (all such plans being referred to herein collectively as "affiliate plans"), then the determination of the Annual Addition in respect of such member for such calendar year as described in subparagraph B hereof shall be modified as provided in this subparagraph:

         (i) any employer contributions (as that term is used in Section 415(c)(2)(A) of the Code) and any forfeitures allocated during such year for the account of such member under all affiliate plans in respect of services performed prior to the member's commencement of participation under this Plan shall be added to the amount determined under subparagraph B of this subparagraph 4; and

         (ii) any employee contributions (as that term is used in Section 415(c)(2)(B) of the Code) by such member during such year under all affiliate plans in respect of services performed prior to the member's commencement of participation under this Plan shall be taken into account for purposes of subparagraph B(b) of this subparagraph 4.

     G. Combined Limitation. If the member is, or was, covered under a defined benefit plan and defined contribution plan maintained by the Company, the sum of the member's defined contribution plan fraction may not exceed 1.0 in any limitation year.

         The defined benefit plan fraction is a fraction, the numerator of which is the sum of the member's projected annual benefits under all defined benefit plans (whether or not terminated) maintained by the Company and the denominator of which is the lesser of (i) 1.25 times the dollar limitation of Section 415(b)(1)(A) of the Code in effect for the limitation year, or (ii) 1.4 times the member's average compensation for the three consecutive years that produces the higher average.

              The defined contribution plan fraction is a fraction, the numerator of which is the sum of the annual additions to the member's account under all defined contribution plans maintained by the Company (whether or not terminated) for the current and all prior limitation years, and the denominator of which is the sum of the lesser of the following amounts determined for such year and for each prior year of service with the employer (i) 1.25 times the dollar limitation in effect under Section 415(c)(1)(A) of the Code for such year, or (ii) 1.4 times the amount which may be taken into account under Section 415(c)(1)(B) of the Code.

              Projected annual benefit means the annual benefit to which the member would be entitled under the terms of the plan, if the participant continued employment until normal retirement age (or current age, if later) and the member's compensation for the limitation year and all other relevant factors used to determine such benefit remained constant until normal retirement age (or current age, if later).

              If, in any limitation year, the sum of the defined benefit plan fraction and the defined contribution plan fraction will exceed 1.0, the rate of benefit accruals under the defined benefit plan will be reduced so that the sum of the fractions equals 1.0.

 VI. Return of Contributions In Excess of Limitations. Subject to such regulations as the Committee from time to time may prescribe, a member whose tax-efficient savings contributions to this Plan and similar contributions to all other plans in which the member is a participant exceed the limit of $7,000 multiplied by the cost-of-living adjustment factor prescribed by the Secretary of the Treasury for any year may request and receive return of such excess tax-efficient savings contributions to this Plan for such year and earnings thereon by submitting a request for return of such excess in this Plan to the Committee in such form as shall be acceptable to the Committee. Such amounts contributed for an immediately preceding plan year shall be returned no later than each April 15 to members who submit such requests to the Committee no later than the immediately preceding March 1.

     Tax-efficient savings contributions and earnings thereon in excess of the limitations in subparagraph 3 of paragraph V applicable to such contributions shall be returned to members on whose behalf such contributions were made for the preceding plan year at such times and upon such terms as the Committee shall prescribe.

     Regular savings contributions and Company matching contributions and earnings thereon in excess of the limitations in subparagraph 3 of paragraph V applicable to such contributions shall be returned to members or to the Company, as the case may be, at such times and upon such terms as the Committee shall prescribe.

 VII. Member's Election As to Investment of Funds. A member's regular savings contributions and tax-efficient savings contributions each shall be invested as the member shall elect with respect to each in one or more of the Ford Stock Fund, the Common Stock Fund, the Bond Fund, the Interest Income Fund, the Income Fund (for contributions made prior to January 1, 1996), the Fidelity Magellan Fund, the Fidelity Contrafund, the Fidelity Overseas Fund, Fidelity Asset Manager: Income, Fidelity Asset Manager, Fidelity Asset Manager: Growth and any of the Additional Mutual Funds listed in Appendix A, provided that the amount contributed to any investment election shall be at least five percent of the amount contributed; contributions in excess of five percent shall be made in increments of one percent.

 A prospectus for the Fidelity Magellan Fund, the Fidelity Contrafund, the Fidelity Overseas Fund, the Fidelity Asset Manager: Income, the Fidelity Asset Manager, the Fidelity Asset Manager: Growth, all of which are mutual funds, or for any of the Additional Mutual Funds listed in Appendix A shall be delivered promptly to any employee upon request of such employee.

 The Committee may in its discretion make additions to or deletions from the Additional Mutual Funds listed in Appendix A.

 A member's initial investment election hereunder shall be stated in his or her notice of election to participate or Salary Reduction agreement. Each investment election hereunder shall remain in effect until changed by the member, and may be changed effective for any pay period in respect of regular savings contributions or tax-efficient savings contributions made after delivering a notice in such form and in such manner and at such time as the Committee shall specify. Profit sharing distributions and FCA Dollars and Bonus Flexdollars from the Flexible Benefits Plan that members elect to have contributed to the Plan shall be invested in accordance with a member's election in effect with respect to tax-efficient savings contributions at the time profit sharing distributions are contributed to the Plan or, if the member does not have in effect such an election with respect to tax-efficient savings contributions, in accordance with the member's latest tax-efficient savings election or, in the absence of any such election, in the Interest Income Fund. Company matching contributions shall be invested in the Ford Stock Fund.

 VIII. Transfer of Assets to Other Investment Elections. Any member may elect, at such times, in such manner, to such extent and with respect to such assets as the Committee from time to time may determine, to have the value of all or part of the assets invested in any investment election under the Plan in such member's regular savings account, tax-efficient savings account or matching contributions account transferred by being invested in such other of the ways in which a member's regular savings contributions or tax-efficient savings contributions may be invested provided, however, that:

     (a) a member may not transfer the value of amounts credited to his or her Income Fund subaccount except at such times as the Committee may determine.

     (b) a member may make one or more such transfer elections with respect to his or her regular savings account, one or more such transfer elections with respect to his or her tax-efficient savings account, and one or more such transfer elections with respect to his or her matching contributions account during each business day and, in addition, a member may elect to transfer the value of amounts credited to his or her Income Fund subaccount at any such time as the Committee may determine;

     (c) a member may make transfer elections in either a dollar amount or a percentage of the amount invested in such investment election from which such transfer is elected, in increments of one percent, provided that the amount transferred is at least the greater of five percent of the value of the assets in the investment election from which transfer is elected or $250.00, or, if the amount invested in the investment election from which transfer is elected is less than $250.00, the entire value of the assets invested in the investment election from which transfer is elected; and

     (d) all such transfer elections shall be subject to such other regulations as the Committee may prescribe, which may specify, among other things, application procedures, minimum and maximum amounts that may be transferred, procedures for determining the value of assets the subject of a transfer election and other matters which may include conditions or restrictions applicable to transfer elections.

 IX. Vesting of Assets Attributable to Company Matching Contributions. An employee's right to the assets attributable to regular savings contributions and tax-efficient savings contributions is immediately nonforfeitable regardless of the employee's age and service. Assets attributable to Company matching contributions shall vest in accordance with the following provisions of this paragraph for employees on the active employment roll on or after October 1, 1995.

     Assets attributable to Company matching contributions shall become non-forfeitable upon the occurrence of the earliest of the following:

     (i) attainment by the member of the normal retirement age of 65 as an active employee or, if earlier, five years after the member's original date of hire;

     (ii)retirement of the member pursuant to the provisions of any retirement plan maintained by the Company or a subsidiary of the Company;

     (iii) death of the member prior to termination of employment;

     (iv) death or disability of a member who terminates employment with the Company to enter military service and is therefore unable to return to work with the Company within the applicable reinstatement period; or

     (v) election by a member in accordance with the provisions of paragraph XVII to have the assets in such member's account transferred to the savings plan of a subsidiary by which such member is currently employed;

 provided, however, that assets attributable to Company matching contributions shall be forfeited upon the occurrence of, termination of employment of the member prior to the fifth anniversary of the member's original date of hire without a return to work for any reason other than death, retirement pursuant to the provisions of any retirement plan maintained by the Company or a subsidiary of the Company, layoff, medical leave or release due to continued disability after expiration of medical leave, regular employment by an Affiliated Corporation, or where the member shall be granted a military leave of absence, and either (A) the member's employment subsequently is reinstated under then applicable personnel policies of the employer or (B) within the period so provided for reinstatement, the member either dies or becomes eligible for a retirement benefit under the provisions of any Retirement Plan.

     If a member is required to forfeit assets attributable to Company matching contributions as a result of a withdrawal by the member, then such member may subsequently elect to return such a withdrawal to the Plan and have the assets attributable to Company matching contributions restored to his or her account as provided in subparagraph 6 of paragraph XVI.

 X. Member's Account in Trust Fund. As soon as practicable after each pay period but in any event not later than 15 days after the month of payment of salary for such period, the Company shall pay to the Trustee (a) the employee regular savings contributions for such period, (b) the Company matching contribution for such period less any amount then to be applied to reduce Company matching contributions pursuant to the provisions of paragraph XXIII hereof, (c) the tax-efficient savings contributions for such period, and (d) the amounts of payments by members with respect to loans and interest thereon pursuant to paragraph XII hereof. Upon receipt of such payments by the Trustee, the aggregate amount of such payments (and earnings thereon, as from time to time received by the Trustee) shall be credited to the respective accounts of the members, and the Trustee shall hold, invest and dispose of the same as provided in the Plan. Amounts credited to a member's Company matching contributions account for a pay period shall be credited first in respect of any such tax-efficient savings contributions as shall have been made for the member for such month and then, to the extent that the amount so credited does not equal the total amount to be credited to the member's Company matching contributions account for such month, the remainder shall be credited in respect of such employee's regular savings contributions as shall have been made by the member for such pay period. A member shall not have any interest in or right or power in respect of Company matching contributions or earnings thereon, whether or not credited to his or her account, except as provided in the Plan.


 XI. Investment of Dividends, Interest, Etc. Cash dividends, interest, and the cash proceeds of any other distribution in respect of the Ford Stock Fund, the Common Stock Fund, the Bond Fund, the Interest Income Fund, and the Income Fund shall be invested in the respective Funds except that, commencing with the dividend on Company stock payable in the third quarter of 1996, all or a portion of cash dividends paid on Company stock held in the Ford Stock Fund that have not been in the Plan continuously since January 1, 1989 shall be distributed in accordance with the provisions of paragraph XV to members who have elected to invest in the Ford Stock Fund unless such members elect not to receive such dividends.

 XII. Borrowings with Respect to Assets Attributable to Regular or Tax-Efficient Savings Contributions. Subject to such regulations as the Committee from time to time may prescribe, a member may apply for and receive a loan from the Plan provided that the aggregate of all such loans does not exceed the lesser of

     (i) the cash value, at the time of any such loan, of the assets (except any amount credited to such member's Income Fund subaccount) in his or her tax-efficient savings account or regular savings account that are attributable to tax-efficient savings contributions made on his or her behalf or to regular savings contributions and that the member shall have designated to be used to provide the amount of the loan;

     (ii) fifty percent (50%) of the cash value of assets, at the time of any such loan, in his or her account but not more than $50,000; or

     (iii) $50,000 reduced by the difference between such member's highest loan balance under all plans of the Company and its subsidiaries during the previous 12 months (ending on the day before the effective date of such loan from the Plan) and such member's loan balance on the effective date of such loan.

     All such loans shall (i) be available to all members on a reasonably equivalent basis, (ii) be adequately secured and (iii) bear a reasonable rate of interest and be subject to such other requirements, including repayment terms (repayment of loans must be made not less frequently than quarterly), as the Committee from time to time may prescribe, provided, however, that (a) the entire amount of any such loan and all amounts of related interest must be repaid not later than 60 months (or, when permitted by law, such later date as the Committee may determine) after the month in which the loan is effective and
 (b) repayments shall be made by a member from his or her salary by payroll deductions or in such other manner as the Committee may prescribe. All such requirements shall be applicable on a uniform and non-discriminatory basis to all members who may apply for such loans.

     Amounts paid by a member, including interest payments, with respect to any such loan shall be credited to a loan subaccount in such member's tax-efficient savings account.

     Loan repayments, including interest, on loans made before October 1, 1995 shall be invested in the Interest Income Fund until the member elects to have such assets transferred. Loan repayments, including interest, on loans made on or after October 1, 1995 shall be invested in the latest investment elections made on or after October 1, 1995 by the member with respect to contributions of salary to regular savings or tax-efficient savings or, in the absence of such election, in the Interest Income Fund until the member elects to have such assets transferred. Loan repayments, including interest, on loans made on or after October 1, 1995 will be allocated to regular or tax-efficient savings accounts, or both, from which loans were made and in the same proportion.

     In the event of a default on a loan, the member's accrued benefit under the Plan shall not be reduced until an otherwise permissible distributable event occurs (e.g., attaining age 59 1/2, termination of employment).

 XIII.  Withdrawal by Member of  Assets Prior to Termination of Employment.

     1. Tax-Efficient Savings. A member shall not be permitted to withdraw prior to his or her termination of employment all or any portion of the assets in the member's tax-efficient savings account attributable to tax-efficient savings contributions, provided, however, that such withdrawal shall be permitted subject to the conditions in paragraph XVI (i) at any time after the member shall have attained age 59-1/2 or (ii) prior to attaining age 59-1/2, if
 (a) the withdrawal is made on account of an immediate and heavy financial need of the member and is necessary to satisfy such financial need or (b) the requirements of safe harbors as provided in regulations promulgated by the Internal Revenue Service are met provided, however, that any withdrawal on account of financial hardship cannot exceed the value of tax-efficient savings assets as of December 31, 1988 plus the dollar amount of tax-efficient savings contributions made to the account of the member thereafter, exclusive of earnings thereon, and provided, further, that in the event of any withdrawal by a member prior to attaining age 59 1/2, such member shall not be permitted to make contributions to the Plan for a period of 12 months succeeding the date of any withdrawal of assets. The assets so withdrawn shall be delivered to the member as soon as practicable after the effective date of the withdrawal.

     The following are the only financial needs that are considered immediate and heavy under the Internal Revenue Service safe harbors referred to above:
 (1) expenses incurred or necessary for medical care described in Code section 213(d), of the member, the member's spouse, or dependents; (2) the purchase (excluding mortgage payments) of a principal residence of the member; (3) payment of tuition and related educational fees for the next 12 months of post-secondary education for the member, the member's spouse, children or dependents; or (4) the need to prevent the eviction of the member from or a foreclosure on the mortgage of the member's principal residence.

     A hardship withdrawal is not necessary to the extent it exceeds the amount necessary (including taxes) to relieve the need or to the extent that the need may be satisfied from other resources reasonably available to the member.

     2. Regular Savings. Subject to the conditions in paragraph XVI, at any time or from time to time prior to termination of employment, a member may withdraw all or part of the cash value of assets in his or her regular savings account that are attributable to his or her employee regular savings contributions or earnings thereon provided, however, that such member shall not be permitted to make contributions to the Plan for a period of 12 months succeeding the date of any withdrawal of assets on which the Company match is based if such withdrawal is made within two years following the end of the year in which such contributions were made.

     3. Company Matching. Subject to the conditions in paragraph XVI,a member may withdraw all or part of the cash value of assets in his or her Company matching account that are attributable to Company matching contributions or earnings thereon at any time and from time to time prior to termination of employment to the extent such assets shall have vested pursuant to the provisions of paragraph IX provided, however, that no such withdrawal shall be permitted for two years following the end of the year in which Company matching contributions were made.

     4. Tax-efficient Savings, Regular Savings and Company Matching After Attainment of Age 59 1/2. After attainment of age 59 1/2, a member, regardless of whether such member has terminated employment, may elect to make a systematic withdrawal of the cash value of assets in such member's account in monthly, quarterly, semi-annual or annual installments of such period of time as the member shall specify, as provided in subparagraph (ii) of paragraph XIV for members who have terminated employment.

     5. Tax-efficient Savings, Regular Savings and Company Matching After Attainment of Age 70 1/2. After attainment of age 70 1/2, a member, regardless of whether such member has terminated employment, may elect to make a withdrawal of the cash value of assets in the member's account over the life of the member or the joint lives of the member and the member's beneficiary under the Plan (including the member's spouse), as provided in subparagraph (iii) of paragraph XIV for members who have terminated employment.

 XIV. Withdrawal by Member of Assets at or After Termination of Employment. Subject to the conditions in paragraph XVI, a member who has terminated employment for any reason (whether voluntary or by discharge, with or without cause), may elect to make a withdrawal in any of the following ways:

     (i) A member who has terminated employment may elect to withdraw all or part of the cash value of assets in his or her regular savings account and tax-efficient savings account and the cash value of assets in his or her Company matching account to the extent the same shall have vested as provided in paragraph IX. Such assets shall be delivered to the member as soon as practicable after receipt of a request for withdrawal made by the member at or after termination of employment in such form and in such manner as the Committee shall specify.

     (ii) A member who has terminated employment may elect a systematic withdrawal of the cash value of assets in such member's account in monthly, quarterly, semi-annual or annual installments over such period of time as the member shall specify. Each such installment shall be paid in an amount equal to the cash value of assets in such member's account at the effective date of each such installment multiplied by a fraction the numerator of which is one and the denominator of which is the number of installments remaining in the period specified by the member. The cash value of each such installment in a systematic withdrawal shall be withdrawn proportionately from each of the investments which the member has elected under the Plan at the effective date of each such installment. The effective date of each such installment shall be selected by the Committee and communicated to members of the Plan. Such systematic withdrawals shall be subject to such further requirements as the Committee shall specify. In the event that the systematic withdrawals specified by the member do not meet the minimum distribution requirements beginning at age seventy and one half (70 1/2) under section 401(a)(9) of the Internal Revenue Code as specified in paragraph XV, then such additional amounts shall be distributed in accordance with the provisions of paragraph XV as necessary to satisfy such minimum distribution requirements.

     (iii) A member who has terminated employment and who has attained age seventy and one-half (70 1/2) may elect withdrawal of the cash value of assets in the member's account over the life of the member or the lives of the member and the member's beneficiary under the Plan (including the member's spouse) in accordance with section 401(a)(9) of the Internal Revenue Code and with regulations prescribed by the Secretary of the Treasury thereunder and subject to such regulations as the Committee may prescribe. Such election may be made by members who have terminated employment to have such distribution made in lieu of distribution over a period of 15 years as provided in paragraph XV.

 XV. Distribution by the Plan of Assets at or after Termination of Employment, Distribution upon Attainment of Age 70 1/2, Distribution of Dividends on Company Stock in the Ford Stock Fund. Distribution by the Plan of all assets in a member's account, including assets attributable to Company matching contributions to the extent such assets shall have vested, shall be governed by the following provisions:

     1. Termination of Employment. In the case of a member's termination of employment for any reason (whether voluntary or by discharge, with or without cause), the cash value of assets in his or her regular savings account and tax-efficient savings account and the cash value of assets in his or her Company matching account to the extent the same shall have vested as provided in paragraph IX shall be delivered to the member as soon as practicable after the end of the year in which such member attains age sixty-five (65) or, if the member shall have elected deferral beyond age 65 at such time and in such manner and in such form as the Committee shall prescribe, distribution of such assets in the account of a member who attains age 70 1/2 on or after January 1, 1988 shall begin not later than April 1 of the calendar year following the calendar year in which the member attains age seventy and one-half (70-1/2) and shall be made over a period of fifteen (15) years (15 years is a period certain not extending beyond the joint life and last survivor expectancy of the member and the member's designated beneficiary). Such distribution shall be made in accordance with the regulations prescribed by the Secretary of the Treasury under Code section 401(a)(9), including the minimum distribution incidental benefit requirements of Prop. Reg. section 1.401(a)(9)-2, and subject to such
 regulations as the Committee may prescribe.   In the case of a distribution to
 a member who has attained age sixty-five (65), distribution shall be made no later than the 60th day after the close of the year in which the member attains age sixty-five (65).

 If the member's account was established on or after October 1, 1995 and the value of the member's account is less than $3,500 (determined within 90 days after termination of employment) and was less than $3,500 on the effective date of any prior withdrawal or distribution from such member's account, the cash value of assets in such member's account shall be distributed as soon as practicable.

 If any loan is in default as of the end of any year, the entire balance of such loan shall be treated as a distribution under the Plan as of the end of such year.

     2. Attainment of Age 70-1/2 by an Employee Who Has Not Terminated Employment. In the case of a member who has attained age seventy and one-half (70-1/2) on or after January 1, 1988 and prior to January 1, 1997 and who has not terminated employment, distribution of the cash value of assets in his or her account shall begin not later than April 1 of the calendar year following the calendar year in which the member attains age seventy and one-half (70-1/2) and shall be made over a period of fifteen (15) years (15 years is a period certain not extending beyond the joint life and last survivor expectancy of the member and the member's designated beneficiary); upon termination of such member's employment, the assets remaining in the member's account shall be distributed. If a distribution commences under this paragraph XV while the member is employed and the member dies while still employed, the assets remaining in the member's account will be immediately distributed to the member's beneficiary. Such distribution shall be made in accordance with the regulations prescribed by the Secretary of the Treasury under Code section 401(a)(9), including the minimum distribution incidental benefit requirements of Prop. Reg. section 1.401(a)(9)-2, and subject to such regulations as the Committee may prescribe.

     Distributions to active employees who attained age seventy and one half (70 1/2) prior to January 1, 1997 may be discontinued by such employee effective beginning with distributions that would otherwise be required to be made for the 1997 plan year.

     3.  Dividends on Company Stock in the Ford Stock Fund.
 Commencing with the dividend payable for the third quarter of 1996, all or a portion of cash dividends paid on shares of Company stock in the Ford Stock Fund that have not been in the Plan continuously since January 1, 1989 shall be distributed to members who have assets in the Ford Stock Fund and do not reject such distribution. The amount of such dividends that shall be distributed to members who do not reject distribution shall equal the lesser of (i) the total of such dividends, or (ii) the total amount of dividends paid on all shares held in the Ford Stock Fund multiplied by the ratio of the number of Ford Stock Fund units in the accounts of members who do not reject such distribution to the number of Ford Stock Fund units in the accounts of all members. The amount of such dividends that shall be distributed to each member who has not rejected such distribution shall be equal to the total amount of dividends to be distributed multiplied by the ratio of the number of Ford Stock Fund units in the account of such member to the total number of Ford Stock Fund units in the accounts of all members who have not rejected such distribution.

 Distribution of such dividends shall be made as soon as practicable after receipt of such dividends by the Trustee.

 A member to whom such dividends would otherwise be distributed may reject such distribution in such manner and at such time as the Committee shall determine.

 4. Death of a Member. In the event of death of a member, distribution shall be made to such member's beneficiaries hereunder as soon as practicable after notice of such member's death is received by the Company.

 XVI.    Conditions Applicable to Withdrawals and Distributions.

     1. Each withdrawal shall be made as of any business day (the last business day of any week if withdrawal includes assets from the Income Fund), upon the member's request delivered in such form and in such manner and at such time as the Committee shall specify. The assets being withdrawn shall be delivered to the member as soon as practicable after the effective date of the withdrawal.

     2. Upon and in accordance with each such request for withdrawal, there shall be delivered to the member the assets in his or her regular savings account, which are attributable to his or her regular savings contributions or earnings thereon or in his or her tax-efficient savings account, which are attributable to his or her tax-efficient savings or earnings thereon, or in his or her Company matching contributions account. To the extent that any amounts of assets in his or her Company matching contributions account were credited in respect of such regular savings contributions or tax-efficient savings contributions, the same not being vested shall be forfeited and shall be applied as provided in paragraph XXIII hereof.

     3. Each distribution shall be made as of the close of a business day (the last business day of any week if distribution includes assets from the Income Fund) and the assets being distributed shall be delivered to the member as soon as practicable after the effective date of the distribution.

     4. Subject to the provisions of paragraph XXII hereof, and subject to such regulations as the Committee from time to time may prescribe, a member requesting a withdrawal or required to receive a distribution may direct the Trustee to make distribution of the cash value of assets in such member's Ford Stock Fund account in the form of whole shares of Company stock and cash for any fraction of a share, such withdrawal or distribution to be at a price per share equal to the market value of Company stock on the effective date of the withdrawal or distribution. The member so directing the Trustee shall pay all applicable transfer taxes incident to the withdrawal or distribution of such shares by the Trustee, and the amount thereof may be deducted from the payment made by the Trustee to the member.

     5. In the case of a distribution of assets pursuant to subparagraph 4E of paragraph V hereof that is made from a member's regular savings account or tax-efficient savings account, to the extent that any amounts of assets in the member's Company matching contributions account had been credited in respect of the employee's regular savings or tax-efficient savings contributions to which such assets are attributable, the same not being vested shall be forfeited and shall be applied as provided in paragraph XXIII hereof.

     6. Redeposits. If a withdrawal is made by a member from his or her regular savings account or tax-efficient savings account pursuant to the provisions of paragraph XIII or XIV and prior to the date on which related Company matching contributions and earnings thereon have vested as determined pursuant to the provisions of paragraph IX hereof, such member may subsequently elect to return to the Plan in a lump sum in cash the value as of the effective date of withdrawal of the assets and cash delivered pursuant to paragraph XIII or XIV and thereby have restored to his or her Company matching contributions account assets and cash having a value equal to the value, as of the effective date of withdrawal, of the assets attributable to Company matching contributions or earnings thereon that had been forfeited. Any such return shall be made not later than the end of the five-year period beginning with the effective date of withdrawal or, if the member ceases to be employed by a Participating Company, not later than the end of a period of five consecutive plan years, beginning with the plan year in which the termination of employment occurred, during which the member is not employed on the last day of each plan year. For purposes of determining whether a member has not been employed for five consecutive plan years, any year in which the member is absent on the last day of the year by reason of pregnancy of the member, birth of a child of the member, placement of a child with the member in connection with the adoption of such child by such member, or for purposes of child care immediately following such birth or placement shall be disregarded. Termination of employment for purposes of this subparagraph 6 shall mean, in the case of a member who is laid off because of a reduction in force, the later of the date on which such layoff begins or the effective date of withdrawal pursuant to the provisions of paragraph XIII or XIV by such member.

         If any such return is made on or before December 31 of the year in which the effective date of withdrawal occurs, the cash value of amount so returned or so restored shall be included in the plan year from which the withdrawal was made and if made after such December 31, in the plan year which succeeds the plan year from which withdrawal was made by one year for each December 31 that occurs on or after the effective date of the withdrawal and prior to the date of such return.

         The amount of cash so returned and any assets acquired therewith shall be treated as employee regular savings contributions for purposes of determining the extent to which assets attributable to Company matching contributions or earnings thereon have vested pursuant to paragraph IX, subsequent distributions or withdrawals pursuant to paragraph XIII or paragraph XIV, reporting to members pursuant to paragraph XIX and voting of Company stock pursuant to paragraph XXIV. The assets so restored shall be treated as attributable to Company matching contributions for all purposes of the Plan.

         The cash so returned shall be invested in the Ford Stock Fund, the Common Stock Fund, the Bond Fund, the Income Fund or the Interest Income Fund according to the values of such investments at the effective date of the withdrawal, at the same time that the Trustee invests contributions made during the month in which such return is made.

         Upon such return, the restored assets shall vest and shall continue to vest as provided in paragraph IX hereof.

     7.  Rollovers.

         (A) This section applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a member's election under this part, a member may elect, at the time and in the manner prescribed by the Committee, to have any portion of an eligible rollover distribution that is equal to at least $500 paid directly to an eligible retirement plan specified by the member in a direct rollover.

         (B) Eligible rollover distribution: An eligible rollover distribution is any withdrawal or distribution of all or any portion of the balance to the credit of the member, except that an eligible rollover distribution does not include any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code section 401(a)(9); and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); and any other distribution(s) that is reasonably expected to total less than $200 during a year.

         (C) Eligible retirement plan: An eligible retirement plan is an individual retirement account described in Code section 408(a), an individual retirement annuity described in Code section 408(b), an annuity plan described in Code section 404(a), or a qualified plan described in Code section 401(a), that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

         (D) Direct Rollover: A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

     8. For purposes of any distribution of assets in a member's account pursuant to paragraph XV, the cash value of assets in his or her account shall be reduced by the balance of any loan made to such member as provided in paragraph XII hereof and interest thereon that is unpaid at the effective date of such distribution.

     9. Assets held for the benefit of an alternate payee pursuant to a qualified domestic relations order as defined by section 414(p) of the Code and section 206(d) of ERISA shall be distributed prior to the date on which assets would be distributed to a member if such order so requires provided that such order requires distribution of all assets held for the benefit of such alternate payee.

     10. In the event that distribution to a member or his or her beneficiary or beneficiaries cannot be made because the identity or location of such member or such beneficiary or beneficiaries cannot be determined after reasonable efforts and if the assets in such member's account for that reason remain undistributed for a period of one year, the Committee may direct that the assets in such member's account and all further benefits with respect to such person shall be forfeited and all liability for the payment thereof shall terminate provided, however, that in the event that the identity or location of the member or beneficiary is subsequently determined, the value of the assets in such member's account at the date of forfeiture shall be paid by the Company to such person in a single sum. The value of the assets so forfeited shall be applied, as soon as practicable, to reimburse the Company for its expense in administering the Plan. For such purposes, the value of the assets shall be determined as of the date of the forfeiture.

     11.      Termination of Employment.
         For purposes of paragraphs XIII, XIV and XV, no termination of employment by a member shall be deemed to have occurred in any instance

         (i) where, not later than 30 days after the occurrence of an event which in the absence of this provision would constitute a termination of his or her employment hereunder, he or she becomes regularly employed by an Affiliated Corporation, or

         (ii) where the member shall have been laid off due to a reduction in force, or

         (iii) where the member shall have been released due to the member's continued disability, or

         (iv) where the member shall have been granted a military leave of absence, and either (A) the member's employment subsequently is reinstated under then applicable personnel policies of the employer or (B) within the period so provided for reinstatement, the member either dies, becomes eligible for a retirement benefit under the provisions of any Retirement Plan, or

         (v) where the member shall have become employed by a subsidiary of the Company.

 XVII. Transfer of Assets to Savings Plan of a Subsidiary by Which Member is Employed. Subject to such administrative requirements as the Committee shall from time to time establish and subject to acceptance by the transferee plan, a member may elect to have transferred from the Plan all, but not less than all, amounts, either in the form of cash or Ford stock, in such member's accounts under the Plan to a savings plan of a subsidiary where such member is employed at the time of transfer. Any unvested assets in the transferred employee's account under the Plan would be fully vested upon transfer of a member to a subsidiary and election by the employee to have amounts in the member's accounts under the Plan transferred to a savings plan of such subsidiary. Such an election may be made within a period of one year following transfer of employment or, if later, September 30, 1995.

 XVIII. Ford Stock Fund, Common Stock Fund, Bond Fund, Interest Income Fund, Income Fund, and Mutual Funds.

     1.  Ford Stock Fund.

         The Trustee shall establish and administer the Ford Stock Fund in accordance with the following:

         (a)  Investments.

              For each member who elects pursuant to paragraph VII to have
               Contributions invested in the Ford Stock Fund or for whom a transfer is made to the Ford Stock Fund as provided in paragraph VIII hereof, the Trustee shall invest the sums so to be invested or transferred in accordance with instructions of a person, company, corporation or other organization appointed by the Company. The Trustee may be appointed for such purpose.

              Investments shall be made primarily in shares of Company stock;
               a small portion shall be invested in short-term investments to provide liquidity for daily activity. It is expected that about one to two percent of the Fund will be held in short-term investments, but the percentage may be higher or lower, depending upon the expected liquidity requirements of the Fund.

              Investments of all or a portion of Ford Stock Fund assets may be made in any common, collective or commingled fund when, in the opinion of the Trustee, such investments are consistent with the objective of the Ford Stock Fund.

         (b)  Ford Stock Fund Units.

              Members shall have no ownership in any particular asset of the
               Ford Stock Fund. The Trustee shall be the sole owner of all Ford Stock Fund assets. Proportionate interests in the Ford Stock Fund shall be expressed in Ford Stock Fund Units. All Ford Stock Fund Units shall be of equal value and no Ford Stock Fund Unit shall have priority or preference over any other. Ford Stock Fund Units shall be credited by the Trustee to accounts of members as of each valuation date.

         (c)  Ford Stock Fund Unit Prices.

              The term "Ford Stock Fund Unit Price," as used herein, shall mean the value in money of an individual Ford Stock Fund Unit expressed to the nearest cent. The Ford Stock Fund Unit Price as of October 1, 1995 was $10.00, as determined by the Committee. The number of Ford Stock Fund Units as of October 1, 1995 was determined by dividing the market value of shares of Company stock and cash received by the Trustee for investment in the Ford Stock Fund by such Ford Stock Fund Unit Price. Thereafter, the Ford Stock Fund Unit Price shall be redetermined at the end of each business day that is a trading day of the New York Stock Exchange. The Ford Stock Fund Unit Price for each such business day shall be determined by dividing the net asset value of the Ford Stock Fund on such business day by the number of Ford Stock Fund Units outstanding on such business day. Ford Stock Fund Unit Prices shall be determined before giving effect to any distribution or withdrawal and before crediting contributions to members' accounts effective as of any such business day. Net asset value of the Ford Stock Fund shall be computed as follows:

              (i)  Company stock shall be valued at the closing price on the
                    New York Stock Exchange on such business day, or, if no sales were made on that date, at the closing price on the next preceding day on which sales were made.

              (ii) All other assets of the Ford Stock Fund, including any interest in a common, collective or commingled fund, shall be valued at the fair market value as of the close of business on the valuation date. Fair market value shall be determined by the Trustee in the reasonable exercise of its discretion, taking into account values supplied by a generally accepted pricing or quotation service or quotations furnished by one or more reputable sources, such as securities dealers, brokers, or investment bankers, values of comparable property, appraisals or other relevant information and, in the case of a common, collective or commingled fund, fair market value shall be the unit value of such fund for a date the same as the valuation date, or as close thereto as practicable.

              (iii) Ford Stock Fund Units credited to members' accounts with respect to Tax-Efficient Savings Contributions made during any month shall be credited at the Ford Stock Fund Unit Price determined as of the close of business on the day that such contributions are received by the Trustee. Ford Stock Fund Units withdrawn or distributed shall be valued at the Ford Stock Fund Unit Price at the close of business on the day coinciding with the effective date of such withdrawal or distribution.

              (iv) Investment transactions, income and any expenses
                    chargeable to the Ford Stock Fund will be accounted for on an accrual basis.

         (d)  Distribution and Withdrawal From Ford Stock Fund.

              The cash value of assets in the Ford Stock Fund shall be
               distributed to members or may be withdrawn by members only in accordance with paragraphs XIII, XIV, and XV hereof. All distributions and withdrawals shall be in cash, except that a member making a withdrawal or receiving a distribution may direct the Trustee to make such withdrawal or distribution in the form of whole shares of Company stock, based on the closing price on the New York Stock Exchange on the effective date of such withdrawal or distribution.

         (e)  Registered Name.

              Securities held in the Ford Stock Fund may be registered in the name of the Trustee or its nominee.

     2. Common Stock Fund. The Trustee shall establish and administer the Common Stock Fund in accordance with the following:

     (a) Investments. For each member who elects pursuant to paragraph VII to have Contributions invested in the Common Stock Fund or for whom a transfer is made to the Common Stock Fund as provided in paragraph VIII hereof, the Trustee shall invest the sums so to be invested or transferred in accordance with instructions of a person, company, corporation or other organization appointed by the Company. The Trustee may be appointed for such purpose.

         Investments shall be made with the objective of providing investment results that closely correspond to the price and yield performance of the publicly traded common stocks (i) of the 500 corporations included in Standard and Poor's 500 Index and (ii) of the corporations having capitalizations of at least $100 million as publicly reported from time to time and not included in the Standard and Poor's 500 Index. Assets shall be invested in the common stock of each of such corporations in the same percentage weighting as the capitalization of such corporation is as a percentage of the total of the capitalizations of all of such corporations.

         Investments of all or a portion of Common Stock Fund assets may be made in any common, collective or commingled fund when, in the opinion of the Trustee, such investments are consistent with the objective of the Common Stock fund. A portion of the funds of the Common Stock Fund may be held in cash or invested in short-term obligations when deemed advisable by the Trustee. Securities may be sold without regard to the length of time they have been held. A different market index of publicly traded common stocks may be selected by the Company for investments of Common Stock Fund assets in the event Standard and Poor's Corporation discontinues its 500 Index or for other reasons.

     (b) Common Stock Fund Units. Members shall have no ownership in any particular asset of the Common Stock Fund. The Trustee shall be the sole owner of all Common Stock Fund assets. Proportionate interests in the Common Stock Fund shall be expressed in Common Stock Fund Units. All Common Stock Fund Units shall be of equal value and no Common Stock Fund Unit shall have priority or preference over any other. Common Stock Fund Units shall be credited by the Trustee to accounts of members as of each valuation date.

     (c) Common Stock Fund Unit Prices. The term "Common Stock Fund Unit Price," as used herein, shall mean the value in money of an individual Common Stock Fund Unit expressed to the nearest cent.
          The Common Stock Fund Unit Price as of March 31, 1986 was $10. Thereafter, the Common Stock Fund Unit Price has been and shall be redetermined each business day that is a trading day on the New York Stock Exchange. The Common Stock Fund Unit Price for each such business day shall be determined by dividing the net asset value of the Common Stock Fund on such business day by the number of Common Stock Fund Units outstanding on such business day. Common Stock Fund Unit Prices shall be determined before giving effect to any distribution or withdrawal and before crediting contributions to members' accounts effective as of any such business day. Net asset value of the Common Stock Fund shall be computed as follows:

         (i) Securities listed on a national stock exchange shall be valued at the closing price on the valuation date, or, if no sales were made on that date, at the closing price on the next preceding day on which sales were made, in either case as reported on the primary exchange.

         (ii) Securities traded only in over-the-counter markets shall be valued at the mean of the closing bid and asked prices as listed in a publication or publications selected by the Trustee for the valuation date, or the next preceding day for which such prices are available, if not available for the valuation date.

         (iii) All other assets of the Common Stock Fund, including any interest in a common, collective or commingled fund, shall be valued at the fair market value as of the close of business on the valuation date. Fair market value shall be determined by the Trustee in the reasonable exercise of its discretion, taking into account values supplied by a generally accepted pricing or quotation service or quotations furnished by one or more reputable sources, such as securities dealers, brokers, or investment bankers, values of comparable property, appraisals or other relevant information and, in the case of a common, collective or commingled fund, fair market value shall be the unit value of such fund for a date the same as the valuation date, or as close thereto as practicable.

         (iv) Common Stock Fund Units credited to members' accounts with respect to employee regular savings contributions, or tax-efficient savings contributions made during any month shall be credited at the Common Stock Fund Unit Price determined as of the close of business on the day that contributions are received by the Trustee. Common Stock Fund Units withdrawn or distributed shall be valued at the Common Stock Fund Unit Price at the close of business on the effective date of such withdrawal or distribution.

         (v) Investment transactions, income and any expenses chargeable to the Common Stock Fund will be accounted for on an accrual basis.

     (d) Distribution and Withdrawal From Common Stock Fund. The cash value of assets in the Common Stock Fund shall be distributed to members or may be withdrawn by members only in accordance with paragraphs XIII, XIV and XV hereof. All distributions and withdrawals shall be only in cash.

     (e) Voting Stock. The Trustee shall be entitled, itself or by proxy, to vote in its discretion all shares of voting stock in the Common Stock Fund.

     (f) Registered Name. Securities held in the Common Stock Fund may be registered in the name of Trustee or its nominee.

     3. Bond Fund. The Trustee shall establish and administer the Bond Fund in accordance with the following:

     (a) Investments. For each member who elects pursuant to paragraph VII to have Contributions invested in the Bond Fund or for whom a transfer is made to the Bond Fund as provided in paragraph VIII hereof, the Trustee shall invest the sums so to be invested or transferred in accordance with instructions of a person, company, corporation or other organization appointed by the Company. The Trustee may be appointed for such purpose.

         Investments shall be made with the objective of providing investment results that closely correspond to the price and yield performance of the Lehman Brothers Aggregate Bond Index (the "Lehman Aggregate Index"). Assets shall be invested in a portfolio of Treasury notes and bonds, corporate notes and bonds and mortgage-backed securities and other securities that, in the aggregate, typify the securities that are included in the Lehman Aggregate Index.

         Investments of all or a portion of Bond Fund assets may be made in any common, collective or commingled fund maintained by the Trustee or the person, company, corporation or other organization appointed by the Company to manage all or a portion of the Bond Fund when, in the opinion of the Trustee or the person, company, corporation or other organization appointed by the Company to manage all or a portion of the Bond Fund, such investments are consistent with the objective of the Bond Fund. To the extent that assets are so invested, they shall be subject to the terms and conditions of the Declaration of Trust of such common, collective or commingled fund, as amended from time to time. A portion of the funds of the Bond Fund may be0held in cash or invested in short-term obligations when deemed advisable by the Trustee. Securities may be sold without regard to the length of time they have been held. A different market index of publicly traded fixed income securities may be selected by the Company for investments of Bond Fund assets in the event the Lehman Aggregate Index is discontinued or for other reasons.

     (b) Bond Fund Units. Members shall have no ownership in any particular asset of the Bond Fund. The Trustee shall be the sole owner of all Bond Fund assets. Proportionate interests in the Bond Fund shall be expressed in Bond Fund Units. All Bond Fund Units shall be of equal value and no Bond Fund Unit shall have priority or preference over any other. Bond Fund Units shall be credited by the Trustee to accounts of members as of each valuation date.

     (c) Bond Fund Unit Prices. The term "Bond Fund Unit Price," as used herein, shall mean the value in money of an individual Bond Fund Unit expressed to the nearest cent. The Bond Fund Unit Price as of January 1, 1993 was $10. Thereafter, the Bond Fund Unit Price has been and shall be redetermined each business day that is a trading day on the New York Stock Exchange. The Bond Fund Unit Price for each such business day shall be determined by dividing the net asset value of the Bond Fund on such business day by the number of Bond Fund Units outstanding on such business day. Bond Fund Unit Prices shall be determined before giving effect to any distribution or withdrawal and before crediting contributions to members' accounts effective as of any such business day. Net asset value of the Bond Fund shall be computed as follows:

         (i) All assets of the Bond Fund, including any interest in a common, collective or commingled fund, shall be valued at the fair market value as of the close of business on the valuation date. Fair market value shall be determined by the Trustee in the reasonable exercise of its discretion, taking into account values supplied by a generally accepted pricing or quotation service or quotations furnished by one or more reputable sources, such as securities dealers, brokers, or investment bankers, values of comparable property, appraisals or other relevant information and, in the case of a common, collective or commingled fund, fair market value shall be the unit value of such fund for a date the same as the valuation date, or as close thereto as practicable.

         (ii) Bond Fund Units credited to members' accounts with respect to employee regular savings contributions, or tax-efficient savings contributions made during any month shall be credited at the Bond Fund Unit Price determined as of the close of business on the day that such contributions are received by the Trustee. Bond Fund Units withdrawn or distributed shall be valued at the Bond Fund Unit Price at the close of business on the effective date of such withdrawal or distribution.

           (iii) Investment transactions, income and any expenses chargeable to the Bond Fund will be accounted for on an accrual basis.

     (d) Distribution and Withdrawal From Bond Fund. The cash value of assets in the Bond Fund shall be distributed to members or may be withdrawn by members only in accordance with paragraphs XIII, XIV or XV hereof. All distributions and withdrawals shall be only in cash.

     (e) Registered Name. Securities held in the Bond Fund may be registered in the name of the Trustee or its nominee.

     4.  Interest Income Fund.

         The Trustee shall establish and manage the Interest Income Fund in accordance with the following:

         (a)   Investments.

               For each member who elects pursuant to paragraph VII to have
                Contributions invested in the Interest Income Fund or for whom a transfer is made as provided in paragraph VIII, the Trustee shall invest the sums so to be invested or transferred in accordance with instructions of one or more persons, companies, corporations or other organizations appointed by the Company. The Trustee may be appointed for such purpose.

               Investments shall be made with the objective of providing a broadly diversified, stable value investment in which the value of the member's investment does not fluctuate except for the addition of interest credited to the member's account.
                The interest rate payable on assets in the Interest Income Fund will be declared annually in advance and may be changed each calendar year.

               The Trustee shall invest the Contributions, and earnings
                thereon, received for the accounts of members who elect to invest in the Interest Income Fund according to the advice of the Interest Income Fund Advisor. Assets in such Fund shall be invested in a well diversified portfolio of fixed income securities, including investment contracts with insurance companies and other organizations, individual fixed income securities, and units in fixed income collective funds. Securities may be sold without regard to the length of time they have been held. Investments shall be subject to such additional restrictions as from time to time shall be provided in the agreement designating or appointing the Interest Income Fund Advisor. To the extent that the actual return on assets in the Fund is more or less than the declared rate of interest for the current year, the rate of interest declared and paid for succeeding years will be adjusted upward or downward.

               Investments of all or a portion of Interest Income Fund assets may be made in any common, collective or commingled fund maintained by the Trustee or any person, company, corporation or other organization appointed by the Company to manage all or a portion of the Interest Income Fund when, in the opinion of the Trustee or the person, company, corporation or other organization appointed by the Company to manage all or a portion of the Interest Income Fund, such investments are consistent with the objective of the Interest Income Fund. To the extent that assets are so invested, they shall be subject to the terms and conditions of the Declaration of Trust of such common, collective or commingled fund, as amended from time to time. A portion of the funds of the Interest Income Fund may be held in cash or invested in short-term obligations when deemed advisable by the Trustee or the person, company, corporation or other organization appointed by the Company to manage all or a portion of the Interest Income Fund.

         (b) The Trustee periodically shall credit to the appropriate Interest Income Fund accounts of members interest at the rate declared prior to the commencement of each calendar year.

         (c) In the event that the total value of the Interest Income Fund is reduced for any reason (other than by reason of distributions to or withdrawals or transfers by members pursuant to the Plan), the Trustee shall reduce the total amount credited to the Interest Income Fund account of each member by a proportionate amount.

         (d) Cash credited to members' accounts in the Interest Income Fund shall be distributed to members or may be withdrawn by members only in accordance with paragraphs XIII, XIV and XV hereof. All distributions and withdrawals shall be only in cash.

         (e)   Interest Income Fund Value.

               The term "Value" as used herein shall mean the value in money of the net assets in the Interest Income Fund. The Interest Income Fund Value shall be determined each business day that is a trading day on the New York Stock Exchange. Interest Income Fund Values shall be determined before giving effect to any distribution or withdrawal and before crediting contributions or transfers to members' accounts effective as of any such business day. The Value of the Interest Income Fund shall be computed as follows:

               (i) All assets of the Interest Income Fund shall be valued at the fair market value as of the close of business on the valuation date. Fair market value shall be determined by the Trustee in the reasonable exercise of its discretion, taking into account values supplied by a generally accepted pricing or quotation service or quotations furnished by one or more reputable sources, such as securities dealers, brokers, or investment bankers, values of comparable property, appraisals or other relevant information.

               (ii) Investment transactions, income and any expenses
                    chargeable to the Interest Income Fund will be accounted for on an accrual basis.

         (f)   Registered Name.

               Securities held in the Interest Income Fund may be registered in the name of the Trustee or its nominee.

     5.  Income Fund.

     (a) For each member who elected prior to January 1, 1996 pursuant to paragraph VII to have such employee regular savings contributions or tax-efficient savings contributions invested in the Income Fund or for whom a transfer was made prior to January 1, 1996 to the Income Fund as provided in paragraph VIII hereof, the Trustee established an Income Fund subaccount or subaccounts, which shall continue to be parts of the member's accounts under the Plan, and credited to such subaccounts the sums transferred or invested under such member's election or elections.

     (b) The Trustee periodically shall credit to the appropriate Income Fund subaccount of such member proportionate amounts of any increases in subaccount of such member proportionate amounts of any increases in
             (iii)Investment transactions, income and any expenses chargeable to the Bond Fund will be accounted for on an accrual basis.

     (d) Distribution and Withdrawal From Bond Fund. The cash value of assets in the Bond Fund shall be distributed to members or may be withdrawn by members only in accordance with paragraphs XIII, XIV or XV hereof. All distributions and withdrawals shall be only in cash.

          (Pursuant to the Plan), the Trustee shall reduce the total amount credited to the Income Fund subaccount or subaccounts of each member by a proportionate amount.

     (d) Cash credited to members' subaccounts in the Income Fund shall be distributed to members or may be withdrawn by members only in accordance with paragraphs XIII, XIV or XV hereof.

     (e) The Company entered into one or more Income Fund Contracts with one or more insurance companies or other organizations for members electing the Income Fund option provided in this subparagraph 5 of paragraph XVIII.

     6.  Mutual Funds.

         Each of the Mutual Funds offered as an investment election under the Plan shall be described in a prospectus for each such Mutual Fund and each such prospectus shall be provided to each member of the Plan who requests such prospectus.

 XIX. Member's Quarterly Statement. As soon as practicable after the end of each calendar quarter of each year, there shall be furnished to each member a statement as of the end of each such quarter of such year of the cash value of the investments in his or her account or accounts, the contributions made by or on behalf of such member during the preceding calendar quarter, the investment elections with respect to such contributions, and such additional information as the Committee shall determine. Such statements shall be deemed to have been accepted by the member and his or her beneficiaries designated hereunder as correct unless written notice to the contrary shall be received as the Company shall specify on such statement within 30 days after the mailing of such statement to the member.

 XX. Notices, etc. All notices, statements and other communications from the Trustee or a Participating Company to an employee, member or designated beneficiary required or permitted hereunder shall be deemed to have been duly given, furnished, delivered or transmitted, as the case may be, when delivered to (or when mailed by first-class mail, postage prepaid and addressed to) the employee, member or beneficiary at his or her address last appearing on the books of such Participating Company.

     All notices, instructions and other communications from an employee or member to the Company or Trustee required or permitted hereunder (including without limitation payroll deduction authorizations, Salary Reduction agreements and changes and terminations thereof, investment and other elections, requests for withdrawal or loans and designations of beneficiaries and revocations and changes thereof) shall be made in such form and in such manner from time to time prescribed therefor by the Committee.

     From time to time as necessary to facilitate the administration of the Plan and the trust created thereunder, the Company, the Trustee and the Committee shall deliver to each other copies or consolidations of such notices, instructions or other communications in respect of the Plan or such trust as it may receive from employees, members or beneficiaries.

 XXI. Trustee. The Company, by action of its Vice President - Human Resources, Treasurer and Vice President - General Counsel shall appoint one or more individuals or corporations to act as Trustee under the Plan, and at any time may remove the Trustee and appoint a successor Trustee. The Company may, without reference to or action by any employee, member or beneficiary or any other Participating Company, enter into such Trust Agreement with the Trustee and from time to time enter into such further agreements with the Trustee or other parties, make such amendments to such Trust Agreement or further agreements and take such other steps and execute such other instruments as the Company in its sole discretion may deem necessary or desirable to carry the Plan into effect or to facilitate its administration.

     The Trustee and the Company may by mutual agreement in writing arrange for the delegation by the Trustee to the Committee of any of the functions of the Trustee, except the custody of assets, the voting of Company stock held by the Trustee and the purchase and sale or redemption of securities.

 XXII. Purchases of Securities by the Trustee. Employee regular savings contributions, tax-efficient contributions and Company matching contributions and earnings thereon in the accounts of members shall be invested by the Trustee as soon as practicable after receipt thereof by the Trustee.

     The shares of Company stock from time to time required for purposes of the Plan shall be purchased by the Trustee from the Company, or from such other person or corporation, on such stock exchange or in such other manner, as the Company by action of its Board of Directors or any committee or person designated by the Board of Directors, from time to time in its sole discretion may designate or prescribe, provided, however, that except as required by any such designation by the Board of Directors, such shares shall be purchased by the Trustee from such source and in such manner as the Trustee from time to time in its sole discretion may determine. Any shares so purchased from the Company may be either treasury stock or newly-issued stock, and shall be purchased at a price per share equal to the closing price on the New York Stock Exchange on the date of purchase.

     Anything herein to the contrary notwithstanding, the Trustee shall not invest any of the funds in the Ford Stock Fund in any shares of Company stock, unless at the time of purchase thereof by the Trustee such shares shall be listed on the New York Stock Exchange.

     The shares of Company stock held by the Trustee under the Plan shall be registered in the name of the Trustee or its nominee, but shall not be voted by the Trustee or such nominee except as provided in paragraph XXIV hereof.

     In the event that any option, right or warrant shall be received by the Trustee on Company stock, the Trustee shall sell the same, at public or private sale and at such price and upon such other terms as it may determine, unless the Committee shall determine that such option, right or warrant should be exercised, in which case the Trustee shall exercise the same upon such terms and conditions as the Committee may prescribe.

 XXIII. Application of Forfeited Company Matching Contributions. Any of the assets attributable to Company matching contributions or earnings thereon, which shall be forfeited in a member's Company matching contributions account pursuant to the provisions of paragraph IX, XIII or XIV hereof, shall be appliet, as soon as practicable, first, to the payment of certain expenses of the Plan incurred on or after July 1, 1981, as provided in the ninth paragraph of paragraph XXVI hereof, and thereafter, to the extent available, to reduce the amount of any Company matching contributions under the Plan or, if the Plan shall be terminated, the cash value of any of such assets not so applied from time to time shall be credited ratably to the respective Company matching contributions accounts of the members in the Plan as of the day immediately following the date of forfeiture. Notwithstanding the provisions of paragraph IX hereof, any of the assets so credited to a member's Company matching contributions account, and any increment thereof, shall, at the time of distribution or withdrawal thereof, be deemed to have vested in such account. The cash value of assets applied to reduce the amount of the Company matching contribution for any month, or applied to the payment of certain expenses of the Plan, pursuant to the provisions of this paragraph XXIII, shall be valued as of the close of business on the relevant date.

 XXIV. Voting of Company Stock. The Trustee, itself or by its nominee, shall be entitled to vote, and shall vote, shares of Company stock represented by the proportionate interests in the accounts of members in the Ford Stock Fund or otherwise held by the Trustee under the Plan as follows:

     1. The Company shall adopt reasonable measures to notify the member of the date and purposes of each meeting of stockholders of the Company at which holders of shares of Company stock shall be entitled to vote, and to request instructions from the member to the Trustee as to the voting at such meeting of full shares of Company stock and fractions thereof represented by the proportionate interest in the Ford Stock Fund account of the member.

     2. In each case, the Trustee, itself or by proxy, shall vote full shares of Company stock and fractions thereof represented by the proportionate interest in the Ford Stock Fund account or accounts of the member in accordance with the instructions of the member.

     3. If prior to the time of such meeting of stockholders the Trustee shall not have received instructions from the member in respect of any shares of Company stock represented by the proportionate interest in the Ford Stock Fund account or accounts of the member, the Trustee shall vote thereat such shares proportionately in the same manner as the Trustee votes thereat the aggregate of all shares of Company stock with respect to which the Trustee has received instructions from members.

 XXV. Cash Adjustments on Account of Fractional Interests in Securities. Any fractional interest in a share of Company stock shall not be subject to distribution or withdrawal. Settlement for any fractional interest in such security, upon distribution or withdrawal thereof, shall be made in cash based on the current market value or any applicable current redemption value of such security, as of the date of distribution or withdrawal, as the case may be.

 XXVI. Operation and Administration. Pursuant to ERISA the Company shall be the sole named fiduciary with respect to the Plan and shall have authority to control and manage the operation and administration of the Plan.

     The Vice President - Human Resources, the Treasurer and the Vice President
 - General Counsel shall have the authority, on behalf of the Company, to appoint and remove trustees and investment advisors under the Plan, to approve policies relating to the allocation of contributions and the distribution of assets among trustees and investment advisors, to approve Plan amendments and to modify the Plan or suspend the operation of any provisions of the Plan provided, however, only the Board of Directors shall have authority to amend provisions relating to the extent of Company matching contributions within the maximum rate set by stockholders and the offering of Company stock as an investment election .

     The Treasurer shall be authorized on behalf of the Company to contract with the trustees and investment advisors under the Plan and to determine the form and terms of the trust and investment advisor agreements, to allocate contributions and distribute assets among trustees and investment advisors, and to appoint an auditor under the Plan, and shall have authority to designate other persons to carry out specific responsibilities in connection therewith, provided, however, that such actions shall be consistent with ERISA, the policy of the Board of Directors and the Plan.

     Except as otherwise provided in this paragraph XXVI or elsewhere in the Plan, the Vice President - Human Resources and the Treasurer are designated to carry out the Company's responsibilities with respect to the Plan, including, without limitation, appointment and removal of members of the Committee and determination of prior service for eligibility purposes under the Plan in the event of acquisition by a Participating Company or Affiliated Corporation (by purchase, merger, or otherwise) of all or part of the assets of another corporation. The Vice President - Human Resources and the Treasurer may allocate responsibilities between themselves and may designate other persons to carry out specific responsibilities on behalf of the Company.

     Any Company director, officer or employee who shall have been expressly designated pursuant to the Plan to carry out specific Company responsibilities shall be acting on behalf of the Company. Any person or group of persons may serve in more than one capacity with respect to the Plan and may employ one or more persons to render advice with regard to any responsibilities such person has under the Plan.

     The Company, by action of its Vice President - Human Resources and its Treasurer, shall create a Savings and Stock Investment Plan Committee consisting of at least three members. The Company shall from time to time designate the members of the Committee and an alternate for each of such members, who shall have full power to act in the absence or inability to act of such member. The Committee shall appoint its own Chairman and Secretary, and shall act by a majority of its members, with or without a meeting. The Secretary or an Assistant Secretary of the Company shall from time to time notify the Trustee of the appointment of members of the Committee and alternates and of the appointment of the Chairman and Secretary of the Committee, upon which notices the Trustee shall be entitled to rely.

     The Committee shall have full power and authority to administer the Plan and to interpret its provisions. Any interpretation of the provisions of the Plan by the Committee shall be final and conclusive, and shall bind and may be relied upon by the several Participating Companies, each of their employees, the Trustee and all other parties in interest.

     No member of the Committee or alternate for a member or director, officer or employee of any Participating Company shall be liable for any action or failure to act under or in connection with the Plan, except for his or her own lack of good faith provided, however, that nothing herein shall be deemed to relieve any such person from responsibility or liability for any obligation or duty under ERISA. Each director, officer, or employee of the Company who is or shall have been designated to act on behalf of the Company and each person who is or shall have been a member of the Committee or an alternate for a member or a director, officer or employee of any Participating Company, as such, shall be indemnified and held harmless by the Company against and from any and all loss, cost, liability or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof (with the Company's written0approval) or paid by him or her in satisfaction of a judgment in any such action, suit or proceeding, except a judgment in favor of the Company based upon a finding of his or her lack of good faith; subject, however, to the condition that, upon the assertion or institution of any such claim, action, suit or proceeding against him or her, he or she shall in writing give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other right to which such person may be entitled as a matter of law or otherwise, or any power that a Participating Company may have to indemnify him or her or hold him or her harmless.

     Brokerage commissions and transfer taxes on the purchase and sale of Common Stock Fund securities shall be paid from Common Stock Fund assets by the Trustee. The expenses of any collective, common, or commingled fund in which Common Stock Fund assets may be invested pursuant to subparagraph 1 of paragraph XVIII hereof shall be paid from the assets in such collective, common or commingled fund. Brokerage commissions and transfer taxes on the purchase and sale of Bond Fund securities and investment management fees shall be paid from Bond Fund assets by the Trustee. Earnings credited to the account of the Trustee under any Accumulation Fund contract may be net of such charges by the Accumulation Fund Manager as may be provided in such contract. Brokerage commissions and transfer taxes on the purchase and sale of Interest Income Fund securities shall be paid from Interest Income Fund assets by the Trustee and the expenses of any collective, common, or commingled fund in which Interest Income Fund assets may be invested pursuant to subparagraph 4 of paragraph XVIII hereof shall be paid from the assets in such collective, common or commingled fund. All management fees, redemption fees and all other expenses of any mutual funds offered as an investment election under the Plan shall be paid from assets in such mutual funds or charged to the accounts of members who elect to invest in such mutual funds. Earnings credited to the accounts of members who shall have elected to invest in the Bond Fund may be net of such charges by the Bond Fund Advisor as shall be provided in the contract with the Bond Fund Advisor. All other expenses of administration of the Plan, including brokerage commissions, fees and transfer taxes incurred in connection with the purchase or sale of Company stock, fees of Investment Advisors and other expenses charged or incurred by the Trustee shall be borne by the Company and, upon request from time to time, the Company shall reimburse the Trustee for expenses incurred by it; provided, however, that with respect to any of such other expenses of administration of the Plan, the Trustee first shall apply to the payment of expenses the value of any of the assets that shall have been forfeited at any time in accordance with the provisions of paragraph XXIII hereof. Taxes, if any, on any Ford Stock Fund Units, Common Stock Fund Units or Bond Fund Units held by the Trustee or income therefrom which are payable by the Trustee shall be charged against the members' accounts as the Trustee and the Committee shall determine. When Company stock is applied to the payment of expenses of the Plan, the Trustee shall use for the payment of such expenses, from the contributions made to the Plan during the month during which such contributions are being paid, an amount equal to the value of such stock as determined pursuant to the provisions of this paragraph XXVI.

     The records of the Trustee, the Committee and the several Participating Companies shall be conclusive in respect of all matters involved in the administration of the Plan.

     The Plan shall be governed by and construed in accordance with the laws of the State of Michigan except to the extent such law is preempted by ERISA.

 XXVII. Termination, Suspension and Modification. The Company, by action of its Board of Directors, may terminate or modify the Plan or suspend the operation of any provision of the Plan, and the Company, by action of the Vice President - Human Resources, the Treasurer and the Vice President - General Counsel, may modify the Plan or suspend the operation of any provision of the Plan other than provisions relating to the extent of Company matching contributions within the maximum rate set by stockholders and the offering of Company stock as an investment election, as follows:

     1. The Company may terminate the Plan at any time or may at any time or from time to time modify the Plan, in its entirety or in respect of the employees of one or more of the Participating Companies. The Company may at any time or from time to time terminate or modify the Plan or suspend for any period the operation of any provision thereof, in respect of any employees located in one or more States or countries, if in the judgment of the Committee compliance with the laws of such State or country would involve disproportionate expense and inconvenience to a Participating Company. Any such modification that affects the rights or duties of the Trustee may be made only with the consent of the Trustee. Any such termination, modification or suspension of the Plan may affect members in the Plan at the time thereof, as well as future members, but may not affect the rights of a member as to (a) the continuance of investment, distribution or withdrawal of the cash value of assets in the account or accounts of the member as of the effective date of such termination, modification or suspension or (b) the continuance of vesting of such assets attributable to Company contributions or earnings thereon. Any termination or modification of the Plan or suspension of any provision thereof shall be effective as of such date as the Company may determine, but not earlier than the date on which the Company shall give notice of such termination, modification or suspension to the Trustee and to the Participating Companies any of the employees of which are affected thereby.

     2. The provisions of the foregoing subparagraph 1 notwithstanding, the Company, by action of its Board of Directors or by action of the Vice President - Human Resources, the Treasurer and the Vice President - General Counsel, at any time or from time to time may modify any of the provisions of the Plan in any respect retroactively, if and to the extent necessary or appropriate in the judgment of the Board of Directors of the Company or the Vice President - Human Resources, the Treasurer and the Vice President - General Counsel, to qualify or maintain the Plan and the trust fund established thereunder as a plan and trust meeting the requirements of Sections 401(a) and 501(a) of the Code, as now in effect or hereafter amended, or any other applicable provisions of Federal tax laws or other legislation, as now in effect or hereafter amended or adopted, and the regulations thereunder at the time in effect.

     3. Anything herein to the contrary notwithstanding, no such termination or modification of the Plan or suspension of any provision thereof may diminish the cash value of assets in the account or accounts of a member as of the effective date of such termination, modification or suspension, and no such modification may increase the rate of Company matching contributions in relation to employee contributions to more than 60% of employee contributions.

     4. In the event of any merger or consolidation with, or transfer of assets or liabilities to, any other plan, each employee, member, former employee, former member, beneficiary or estate eligible under the Plan shall, if the Plan is then terminated, receive a benefit immediately after the merger, consolidation or transfer, which is equal to the benefit he or she would have been entitled to receive immediately before the merger, consolidation or transfer if the Plan had then terminated.

 XXVIII. Conditions on Participation of Subsidiaries of the Company. The consent of the Company to the participation in the Plan of any subsidiary of the Company may be conditioned upon such provisions as the Company may pre-scribe, including without limitation conditions as to (a) the instruments to be executed and delivered by such Participating Company to the Trustee, (b) the extent to which the Company shall act as representative of such Participating Company under the Plan, (c) the rights of such Participating Company to withdraw from participation in the Plan and the effect of such withdrawal upon the memberships and accounts in the Plan of employees of such Participating Company, and (d) reimbursement of the Company on account of Company matching contributions.

 XXIX. Member's Rights not Transferable. Except to the extent permitted by Code section 401(a)(13) and Code section 414(p), no right or interest of any member under the Plan or in his or her account shall be assignable or transferable, in whole or in part, either directly or by operation of law or otherwise, including without limitation by execution, levy, garnishment, attachment, pledge or in any other manner except in accord with provisions of a qualified domestic relations order as defined by Section 206(d) of ERISA and further excluding devolution by death or mental incompetency; no attempted assignment or transfer thereof shall be effective; and no right or interest of any member under the Plan or in his or her account shall be liable for, or subject to, any obligation or liability of such member.

 XXX.  Designation of Beneficiaries.

     1. Except as provided in subparagraph 2 hereof for a married member, a member shall be deemed to have designated as beneficiary or beneficiaries under the Plan the person or persons who are entitled in the event of the member's death to receive the proceeds under the Company's Group Life Insurance Plan if the member is covered under such Plan at the date of his or her death. A member may in any event file in such manner and in such form and at such time as the Committee shall specify a written designation of a beneficiary or beneficiaries (subject to such limitations as to the classes and numbers of beneficiaries and contingent beneficiaries as the Committee from time to time may prescribe) to receive the cash value of assets in the account or accounts of such member in the Plan. A member may from time to time revoke or change any such designation of beneficiary. Any designation of beneficiary under the Plan shall be controlling over any testamentary or other disposition. In the event of the death of a member, any of the cash value of assets in his or her account or accounts under the Plan in respect of which the member shall have designated or be deemed to have designated one or more beneficiaries hereunder shall be delivered to such beneficiaries who shall survive the member, in accordance with such designation (to the extent effective and enforceable at the time of the member's death) and the provisions of the Plan, subject to such regulations as the Committee from time to time may prescribe in respect of distributions to minors; provided, however, that if the Trustee or the Committee shall be in doubt as to the right of any such beneficiary to receive the cash value of any of such assets, the Trustee may deliver the same to the estate of the member, in which case the Trustee, the several Participating Companies and the Committee and the several members thereof and alternates for members shall not be under any further liability to anyone. Except as hereinabove provided, in the event of the death of a member, the cash value of assets in his or her account or accounts under the Plan shall be delivered to his or her estate.

     2. A married member shall be deemed to have designated as beneficiary to receive the cash value of assets in such member's account or accounts under the Plan his or her surviving spouse unless such member shall have filed with the Company a written designation of a different beneficiary pursuant to subparagraph 1 hereof together with the written consent of the spouse to such designation, witnessed by a Plan representative or a notary public.

 XXXI. Effect of Termination. Upon any termination or partial termination of the Plan or the complete discontinuance of contributions thereunder, within the meaning of Section 411(d)(3)(A) and (B) of the Code, the cash value of assets in the regular savings account of any affected employee within the meaning of
 Section 411(d)(3) of the Code shall be deemed to have vested in his or her account and shall be nonforfeitable as of the date of such termination, partial termination or complete discontinuance of contributions.

     For purposes of this paragraph, the determination as to whether there is a termination or partial termination of the Plan or a complete discontinuance of contributions thereunder and the date thereof and as to the employees affected thereby shall be made by the Company provided, however, that such determination shall be in accordance with the applicable provisions of the Code. In determining the applicability of such Code provisions, the Company may rely upon an opinion of counsel.

 XXXII. Top-Heavy Rules. If the Plan is or becomes top-heavy in any plan year, the provisions of this paragraph shall supersede for such plan year any conflicting provision of the Plan. This Plan is top-heavy in any plan year if the top-heavy ratio on the determination date for such year for the required aggregation group of plans exceeds 60 percent.

     1.  Definitions.

         (a)   Top-heavy ratio:

               (i) The top-heavy ratio is a fraction, the numerator of which is the sum of account balances for all key employees under the defined contribution plans of the Company and affiliates and the present value of accrued benefits for all key employees under the defined benefit plans of the Company and affiliates, and the denominator of which is the sum of the account balances for all participants under the defined contribution plans of the Company and affiliates and the present value of accrued benefits for all participants under defined benefit plans of the Company and affiliates. Both the numerator and denominator of the top-heavy ratio are adjusted for any distribution of an account balance or an accrued benefit made in the five-year period ending on the determination date and any contribution due but unpaid as of the determination date.

               (ii) For purposes of (i) above, the value of account balances and the present value of accrued benefits will be determined as of the most recent determination date. The account balances and accrued benefits of a participant
                    (1) who is not a key employee but who was a key employee in a prior year or (2) who has not been credited with at least one hour of service at any time during the five-year period ending on the determination date will be disregarded. The calculation of the top-heavy ratio and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with section 416 of the Code and the regulations thereunder.

             (iii) Solely for the purpose of determining if the Plan, or any other plan included in a required aggregation group of which this Plan is a part, is top-heavy (within the meaning of Section 416(g) of the Code) the accrued benefit of an employee other than a key employee (within the meaning of Section 416(i)(1) of the Code) shall be determined under (a) the method, if any, that uniformly applies for accrual purposes under all plans maintained by the Company and affiliates, or (b) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rate of Section 411(b)(1)(C) of the Code.

         (b) Required aggregation group of plans: (i) each qualified plan of the Company or an affiliate in which at least one key employee participates, (ii) any other qualified plan of the Company or an affiliate which enables a plan described in (i) to meet the requirements of Sections 401(a)(4) or 410 of the Code, and (iii) any qualified plan which may have been terminated in the past 5 years.

         (c) Key employee: A key employee as defined in Code section 416(i)(1) is any employee or former employee who at any time during the plan year containing the determination date or the four preceding plan years is or was:

                   (1) an officer of the Company having annual compensation
                        for such plan year in excess of 50% of the dollar limit in effect under Code section 415(b)(1)(A) for the calendar year in which such plan year ends;

                   (2) an owner for (or considered as owning within the
                        meaning of Code section 318) both more than a 1/2 percent interest as well as one of the ten largest interests in the employer and having annual compensation greater than the dollar limit in effect under Code section 414(c)(1)(A) for the year;

                   (3) a five percent owner of the Company; or

                   (4) a one percent owner of the Company who has annual
                        compensation of more than $150,000.

               For purposes of determining five-percent and one-percent
                owners, neither the aggregation rules nor the rules of subsections (b), (c) and (m) of Code section 414 apply. Beneficiaries of an employee acquire the character of the employee and inherited benefits retain the character of the benefits of the employee.

         (d) Present value: Present value shall be based on the interest and mortality rates used to determine actuarial equivalence under the defined benefit plans.

         (e) Determination date: The determination date is the last day of the preceding plan year.

         (f) Valuation Date: The valuation date is the last day of the preceding plan year.

     2.  Minimum allocation.

         (a) Except as otherwise provided in (c) and (d) below, the employer contributions and forfeitures allocated on behalf of any member who is not a key employee shall not be less than three percent of such member's compensation, or if less than three percent, the percentage at which contributions are made under the Plan for the year for the key employee for whom such percentage is the highest for the year. The percentage at which contributions are made for a key employee shall be determined by dividing the contributions for and forfeitures allocated on behalf of any such employee by so much of his or her total compensation for the year as does not exceed $150,000. The minimum allocation is determined without regard to any Social Security contribution. This minimum allocation shall be made even though, under other Plan provisions, the participant would not otherwise be entitled to receive an allocation, or would have received a lesser allocation for the year because of (i) the member's failure to complete 1,000 hours of service (or any equivalent provided in the Plan), or
                (ii) the member's failure to make mandatory employee contributions to the Plan, or (iii) compensation less than a stated amount.

         (b) For purposes of computing the minimum allocation, compensation will equal the wages reported on the employee's Form W-2 from the Company for the year.

         (c) The provision in (a) above shall not apply to any participant who was not employed by the Company or an affiliate on the last day of the plan year.

         (d) The provision in (a) above shall not apply to any member to the extent the member is covered under any other plan or plans of the Company or an affiliate and the Company or affiliate has provided that the minimum benefit requirement applicable to top-heavy plans will be met in the other plan or plans.

     3. Nonforfeitability. The minimum allocation required (to the extent required to be nonforfeitable under Section 416(b) of the Code) may not be forfeited under Section 411(a)(3)(B) or 411(a)(3)(D) of the Code.

     4. Compensation limitation. For any plan year in which the Plan is top-heavy, only the first $150,000 (or such larger amount as may be prescribed by the Secretary or his or her delegate) of a member's annual compensation shall be taken into account for purposes of determining employer contributions under the Plan.

     5. Vesting. For any plan year in which this Plan is top-heavy, an employee who has completed at least three years of service with the Company or a subsidiary or affiliate will have a nonforfeitable right to 100% of his or her account balance attributable to Company contributions. This minimum vesting schedule applies to all benefits within the meaning of Section 411(a)(7) of the Code except those attributable to employee contributions, including benefits accrued before the effective date of Section 416 and benefits accrued before the Plan became top-heavy. Further, no reduction in vested benefits may occur in the event the Plan's status as top-heavy changes for any plan year. However, this subparagraph does not apply to the account balances of any employee who does not have an hour of service after the Plan has initially become top-heavy and such employee's account balance attributable to employer contributions and forfeitures will be determined without regard to this subparagraph.

     6. Combined Limitation. For any plan year in which this plan is top-heavy, the limitation in subparagraph 4.G of paragraph V hereof shall be computed by substituting the number 1.0 for the number 1.25 wherever the latter number appears in that subparagraph.

 XXXIII.  Employee Stock Ownership Plan.

     1. The Employee Stock Ownership Plan ("ESOP") established in the Plan effective January 1, 1989 shall consist of all the shares of Company stock in the Plan at any time and from time to time including all the shares allocated to members' accounts, forfeited shares and shares held in the suspense account as hereinafter described and all assets attributable to contributions made after December 31, 1988.

     2. The trustee of the ESOP shall be the Trustee of the Plan or such other qualified organization as the Company shall select (the "Trustee of the ESOP"). The Trustee of the of the Plan and the Trustee of the ESOP shall hold, invest, transfer and distribute the shares of Company stock and all other assets in the ESOP in accordance with the provisions of this paragraph XXXIII and the Plan. In the event the Company selects an organization other than the Trustee of the Plan to be Trustee of the ESOP, their duties under the ESOP shall be allocated between them as hereinafter provided or in accordance with the provisions of the trust agreements appointing such Trustee of the Plan and Trustee of the ESOP.

     3.  (i)   The Trustee of the ESOP shall borrow on behalf of the ESOP an amount not exceeding the amount of dividends estimated by the Trustee of the ESOP, after consultation with the Trustee of the Plan and the Treasurer of the Company, to be paid on Company stock held continuously since January 1, 1989 in the ESOP in such period succeeding such borrowing by the Trustee as the Trustee shall select, subject to a guarantee by the Company of payment of any such loan. The loan shall provide for a reasonable rate of interest, shall be for a definite period of time, and shall be without recourse against the Plan.

         (ii) The Trustee of the ESOP is authorized to borrow such amount from such persons, including the Company, as the Trustee of the ESOP shall determine. The loan shall provide for repayment within such period succeeding such loan as the Trustee of the ESOP shall have selected, and shall be payable on such other terms as the Trustee of the ESOP in its sole discretion shall determine.

         (iii) The proceeds of any such loan shall be used by the Trustee of the ESOP to purchase as soon as practicable shares of Company stock in accordance with the provisions of paragraph XXII hereof. The Trustee of the ESOP is authorized to pledge such stock as security for the payment of such loan.

     4. The Trustee of the ESOP shall hold the shares of Company stock so purchased in the Plan in a suspense account unallocated until such time as all or part of the related loan and interest thereon is paid as hereinafter provided. The Trustee of the ESOP shall vote shares of Company stock in the suspense account in its discretion, notwithstanding the provisions of paragraph XXIV hereof.

     5. The Trustee of the Plan and the Trustee of the ESOP shall apply dividends paid on Company stock held in the ESOP with respect to which a loan was taken, including shares held in the Ford Stock Fund, to payment of such loan made in accordance with subparagraph 3 hereof and interest thereon.

     In the event that such dividends paid on Company stock are not sufficient to enable the Trustee of the ESOP to make any payment on such loan , the Trustee of the ESOP shall sell shares of Company stock held in the suspense account in an amount necessary to permit such payment provided, however, that the Company may elect to make an additional contribution to the Plan in an amount sufficient to enable the Trustee of the ESOP to make all or part of such payment without selling shares of Company stock held in the suspense account.

     In the event that such dividends paid on Company stock and the amount realized from the sale of Company stock held in the suspense account are not sufficient to enable the Trustee of the ESOP to make any payment on such loan, the Company shall make an additional contribution to the Plan by making payment to the Trustee of the ESOP in an amount sufficient to enable the Trustee of the ESOP to make such payment or shall pay such amount to the lender.

     6. The shares held in the suspense account shall be released from the suspense account to the Trustee of the Plan in an amount that bears the same ratio to the total number of shares in the suspense account as the amount of principal and interest paid on the loan bears to the total amount of principal and interest outstanding. The Trustee of the Plan shall allocate such shares so released to the Ford Stock Fund and the accounts of members as if the dividends paid on Company stock with respect to shares held in the Ford Stock Fund had been used to acquire shares of Company stock in the open market on the last day of the month preceding the date such shares are released from the suspense account.

     To the extent that the number of shares released from the suspense account at any time is less than the number that would be required for allocation to the Ford Stock Fund if the dividends paid on Company stock had been used to acquire shares of Company stock in the open market at the closing price on the New York Stock Exchange on the dividend payment date, the Company shall make an additional contribution to the Plan in an amount sufficient to permit the Trustee of the ESOP to acquire additional shares so that the value at the closing price on the dividend payment date of the shares released to the Trustee of the Plan plus cash, if any, shall equal the dividends paid by the Trustee of the Plan with respect to Company stock to the Trustee of the ESOP.

     To the extent that the number of shares released from the suspense account at any time is greater than the number that would be required if the dividends paid on Company stock had been used to acquire shares of Company stock in the open market , the excess shall be held by the Trustee of the ESOP and released at the end of the calendar year to the Trustee of the Plan for an addition to the Ford Stock Fund and allocation of additional units in the Ford Stock Fund to the accounts of members in an amount proportional to the number of Ford Stock Fund units in their accounts.

     7. Contributions to the ESOP for any eligible employee who is a highly compensated employee shall be limited to the extent required under the principles described in paragraph V with respect to regular savings contributions and tax-efficient savings contributions.

     8. The Committee is authorized to make such adjustments in the administration of the Plan and the ESOP as it deems necessary, appropriate or desirable to carry out the purposes and intents of this paragraph XXXIII.

     9. In the event that any or all of the tax benefits available under the tax laws on the effective date hereof are restricted or eliminated, as determined by the Company, the Trustee of the ESOP is authorized upon direction by the Company to sell upon such terms, at such times and to such persons, as the Trustee of the ESOP in its sole discretion shall determine, any or all of the shares of Company stock in the suspense account and to use the proceeds of such sale to pay all or part of the loan balance outstanding, together with interest thereon. Any excess shares in the suspense account at such time shall be allocated as provided in subparagraph 6 hereof.

        FORD MOTOR COMPANY SAVINGS AND STOCK INVESTMENT PLAN
                                FOR
                         SALARIED EMPLOYEES
                             Appendix A
                      Additional Mutual Funds


 Income Funds:
Fidelity Global Bond Fund
Fidelity Government Securities Fund
Fidelity Investment-Grade Bond Fund
Fidelity New Markets Income Fund
Scudder Income Fund
Scudder International Bond Fund
T. Rowe Price High Yield Fund
T. Rowe Price Spectrum Income Fund

Growth and Income Funds:
Fidelity Balanced Fund
Fidelity Equity-Income Fund
Fidelity Fund
Fidelity Global Balanced Fund
Fidelity Growth & Income Portfolio
Fidelity Puritan Fund
Fidelity Real Estate Investment
   Portfolio
Fidelity Utilities Fund
Scudder Growth & Income Fund
T. Rowe Price Spectrum Growth Fund
Vanguard Trust - 500 Portfolio
Vanguard Index Trust - Value
   Portfolio

Growth Funds:
Fidelity Capital Appreciation Fund
Fidelity Dividend Growth Fund
Fidelity Growth Company Fund
Fidelity Retirement Growth Fund
Fidelity Small Cap Stock Fund
Fidelity Stock Selector
Fidelity Trend Fund
Fidelity Value Fund
Scudder Global Fund
Scudder Global Small Company Fund
T. Rowe Price New Era Fund
T. Rowe Price New Horizons Fund
Vanguard Explorer Fund
Vanguard Index Trust - Growth
   Portfolio

International Funds:
Fidelity Canada Fund
Fidelity Europe Fund
Fidelity International Growth &
                           Income Fund
Fidelity Pacific Basin Fund
Fidelity Worldwide Fund
Scudder Greater Europe Growth Fund
Scudder International Fund
Scudder Japan Fund
T. Rowe Price International
                           Discovery Fund
T. Rowe Price International Stock    Fund
T. Rowe Price Latin America Fund
T. Rowe Price New Asia Fund
Vanguard Trustees Equity -      International

Asset Allocation Funds:
Vanguard LIFEStrategy -    Conservative Growth
Vanguard LIFEStrategy - Moderate     Growth
Vanguard LIFEStrategy - Growth